As filed with the Securities and Exchange Commission on May 27, 2005

                      Registration Number 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      EARTHFIRST TECHNOLOGIES, INC0RPORATED
                 (Name of Small Business Issuer in its Charter)

            FLORIDA                         3990                59-3462501
-------------------------------  ---------------------------   ---------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer) incorporation or organization) Classification Code Number) Identification No.

             2515 Hanna Avenue, Tampa, Florida 33610 (813) 238-5010
             ------------------------------------------------------
          (Address and telephone number of principal executive offices)


                                   Copies to:
                             Darrin M. Ocasio, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to     Amount To Be     Proposed Maximum Offering       Proposed Maximum         Amount of
be Registered                            Registered (1)        Price Per Share        Aggregate Offering Price  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value per          61,578,948(2)                    $0.16(3)            $9,852,631.68           $1,159.66
share, issuable upon conversion of
convertible notes
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value per             16,744,185                   $0.255(4)            $4,269,767.18             $502.55
share, issuable upon exercise of
common stock purchase warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value per             36,856,002                    $0.01(4)              $368,560.02              $43.38
share, issuable upon exercise of
common stock options
-----------------------------------------------------------------------------------------------------------------------------------
Total                                         115,179,135                                       $14,490,958.88           $1,705.59
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes, the exercise of warrants and the exercise of options held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes, the exercise of warrants and the exercise of options. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 24, 2005, which was $0.16 per share.

(4) Calculated in accordance with Rule 457(g)(1).

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                    Subject to Completion, Dated May 27, 2005

                      EARTHFIRST TECHNOLOGIES, INCORPORATED

                       115,179,135 Shares of Common Stock

         The selling stockholder named in this prospectus are offering to sell up to 115,179,135 shares of common stock of EarthFirst Technologies, Incorporated, including up to 41,052,632 shares of common stock underlying secured convertible notes, 11,162,790 shares of common stock underlying warrants to purchase common stock, 24,570,668 shares of common stock underlying options to purchase common stock which were previously issued by us to the selling stockholders in private transactions and 38,393,045 shares as a good faith estimate of additional shares that may be issued to the selling stockholder pursuant to our obligations under a registration rights agreement. We will not receive any proceeds from the resale of shares of our common stock.

         Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "EFTI".

         On May 24, 2005, the last reported sale price for our common stock on the OTC Bulletin Board was $0.165 per share.

         The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus to read about factors you should consider before buying shares of our common stock.

         The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is ________, 2005

                                TABLE OF CONTENTS

                                                                          Page

Prospectus Summary......................................................    1
Risk Factors............................................................    3
Forward Looking Statements..............................................    7
Use of Proceeds.........................................................    7
Management's Discussion and Analysis of
Financial Condition or Plan of Operation................................    8
Description of Business.................................................   15
Description of Property.................................................   17
Legal Proceedings.......................................................   17
Directors and Executive Officers........................................   18
Executive Compensation..................................................   20
Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure.....................................   21
Market for Common Equity and Related
Stockholder Disclosure..................................................   21
Security Ownership of Certain Beneficial Owners
and Management..........................................................   23
Selling Shareholders....................................................   24
Certain Relationships and Related Transactions..........................   24
Description of Securities...............................................   26
Indemnification for Securities Act Liabilities..........................   26
Plan of Distribution....................................................   27
Legal Matters...........................................................   30
Experts.................................................................   30
Available Information...................................................   30
Index to Financial Statements...........................................  F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. EarthFirst Technologies, Incorporated is referred to throughout this prospectus as "EarthFirst" "we" or "us."

GENERAL

         We were incorporated in the State of Florida in 1997. We are a specialized holding company engaged in the research, development and commercialization of technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid waste. We are committed to technologies that will produce economically and environmentally superior products from carbon-rich solid and liquid materials considered wastes. As part of our efforts, we are also attempting to develop and commercialize applications of our technologies for the efficient production of alternative fuels. Additional applications of our technologies are focused on the environmentally desirable processing, destruction, purification, and/or remediation of harmful liquid and solid wastes. We also supply electrical contracting services internationally.

         We maintain our principal executive offices at 2515 Hanna Avenue, Tampa, Florida 33610 and our phone number is (813) 238-5010 and our facsimile number is (813) 635-2073. We maintain an internet web site at http://www.earthfirsttech.com. The information on our web site is not part of this prospectus. You can review our periodic public filings including financial statements at the Securities and Exchange Commission ("SEC") internet web site at http://www.sec.gov.

THIS OFFERING

Shares offered by Selling
Stockholders....................................................       Up to 115,179,135 shares of common stock, including
                                                                       41,052,632 shares of common stock issuable upon conversion of secured convertible notes, 11,162,790 shares of common stock issuable upon the exercise of warrants, 24,570,668 shares of common stock issuable upon the exercise of options and
                                                                       38,393,045 shares as a good faith estimate of additional
                                                                       shares that may be issued to the selling stockholder pursuant to our obligations under a registration rights agreement.

Common Stock to be outstanding after the offering...............       606,592,495*

Use of Proceeds.................................................       We will not receive any proceeds from the sale of the common stock. However, we will receive the exercise price of any
                                                                       common stock we sell to the selling stockholders upon
                                                                       exercise of the warrants and options. We expect to use the proceeds received from the exercise of their warrants and
                                                                       options, if any, for general working capital purposes.

Risk Factors....................................................       The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors"
                                                                       beginning on page 3.

OTC Bulletin Board
Trading Symbol..................................................      EFTI

* The above information regarding common stock to be outstanding after the offering is based on 491,413,360 shares of common stock outstanding as of May 24, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

EXPLANATORY NOTE: ON MARCH 30, 2005, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT WITH LAURUS MASTER FUND, LTD. CERTAIN ISSUANCES OF SHARES OF COMMON STOCK PURSUANT TO THESE AGREEMENTS WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL. WE HAVE FILED AN INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, SEEKING TO RATIFY THE FILING OF A CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 500,000,000 TO 750,000,000. WE INTEND ON FILING A CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION 20 DAYS AFTER OUR INFORMATION STATEMENT IS MAILED TO OUR SHAREHOLDERS PURUSANT TO WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE SHARES OF OUR COMMON STOCK. WE ARE REGISTERING 115,179,135 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE CONVERTIBLE NOTES, WARRANTS AND OPTIONS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT.

         To obtain funding for general corporate purposes we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which we sold convertible debt, an option and a warrant to purchase our common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

         o a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;

         o a secured convertible term note with a principal amount of $3,000,000;

         o a common stock purchase warrant to purchase 11,162,790 shares of our common stock, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and

         o an option to purchase 24,570,668 shares of our common stock, at a purchase price equal to $0.01 per share, exercisable for a period of six years

         At the closing of the foregoing financing from Laurus, on March 31, 2005, we received $3,000,000 in connection with the convertible term note. In addition, we are permitted to borrow an amount based upon our eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, we received an additional $3,600,000 for an aggregate of $6,600,000 in financing from Laurus.

         We must pay certain fees in the event the facility is terminated prior to expiration. Our obligations under the notes are secured by all of our assets, including but not limited to inventory, accounts receivable and a pledge of the stock of Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., our active subsidiaries. The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock. Annual interest on the convertible term note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock.

         The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder's option
(i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. We may redeem the term note in cash by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

         The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on April 1, 2005. The secured convertible minimum borrowing note may be redeemed by us in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

         Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

         120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of the outstanding shares of our common stock.

                                  RISK FACTORS


         An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Additional risks and uncertainties that we do not currently know about or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

RISKS RELATED TO OUR BUSINESS:

WE HAVE HAD A HISTORY OF LOSSES AND MAY NEVER COMMERCIALIZE ANY OF OUR PRODUCTS OR SERVICES OR EARN A PROFIT.

         We have incurred losses since we were formed. At December 31, 2004, our accumulated deficit was $(49,989,972). Our losses to date have resulted principally from expenses incurred in our research and development programs, including beta testing, and from general and administrative and sales and marketing expenses. Our first revenues from operations were generated in the fourth quarter of 2004, subsequent to our acquisition of Electric Machinery Enterprises, Inc. We do not expect to incur substantial net losses for the foreseeable future as a result of this acquisition and the prospect of finally commercializing our solid waste technology products. We cannot predict the extent of future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue from our electrical contracting business or the sale of our solid waste technology products or attain profitability, we will not be able to sustain operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, AND OUR FAILURE TO OBTAIN FUNDING WHEN NEEDED MAY FORCE US TO DELAY, REDUCE OR ELIMINATE OUR PRODUCT DEVELOPMENT PROGRAMS OR COLLABORATION EFFORTS.

     To date, our sources of cash have been primarily limited to related party funding and the sale of our equity securities. On March 30, 2005, we closed on an $8,000,000 credit facility as a committed source of capital. If in the future, our capital resources are insufficient to meet future requirements, we may have to raise additional funds to continue the development, commercialization, marketing and sale of our technologies.

     We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO ANALYZE OUR FUTURE PROSPECTS.

     We were organized on August 4, 1997 and up until 2004 when we acquired both World Environmental Solutions Company, Inc. and Electric Machinery Enterprises, Inc., we have conducted only limited operations consisting of negotiating licenses to use our technologies, further research and development, including beta testing, and limited sales efforts. Subsequent to the acquisition of these two subsidiaries, we have generated a consistent revenue stream from electrical contracting and have moved closer to the commercialization of our solid waste technologies. However, there are no assurances that can be given that we will develop a marketing and sales program which will generate significant revenues from the licensing and sales of our solid waste technologies. The likelihood of our success must be viewed in light of the delays, expenses, problems and difficulties frequently encountered by an enterprise coming out of its development stage, many of which are beyond our control. We are subject to all the risks inherent in the development and marketing of new products.

IMPROVEMENTS OR CHANGES IN TECHNOLOGY MAY MAKE OUR PRODUCTS OBSOLETE OR DIFFICULT TO SELL AT A PROFIT OR AT ALL.

     There are many competitors seeking to develop efficient means of recycling and disposing of various forms of solid wastes. The effect of numerous federal and state environmental regulations has been to encourage the originators of the waste, governmental entities, and entrepreneurial enterprises to seek to develop more effective and efficient solutions. It is therefore always possible that competitors might develop more effective and efficient waste treatment processes that would render the Company's technology obsolete.

WE HAVE LIMITED MANUFACTURING EXPERIENCE AND WILL RELY UPON THIRD PARTY CONTRACT MANUFACTURERS.

     To be successful, we must manufacture, or contract with third parties for the manufacture of our current and future products in sufficient quantities and on a timely basis, while maintaining product quality and acceptable manufacturing costs. Should for some reason our third party manufacturers be unable to fulfill their obligation to us, or are no longer able to obtain key elements from a supplier, this could cause us a delay in producing solid waste systems for sale or distribution. These delays could adversely affect our operations or sales or make continued operations or sales unprofitable.

THE NATURE OF OUR PRODUCTS SUBJECTS US TO PRODUCT LIABILITY RISKS.

     A malfunction of or design defect in certain of our products or improper design, construction, installation or servicing of facility and equipment infrastructure could result in liability, tort or warranty claims. Although we attempt to reduce the risk of exposure from such claims through warranty disclaimers and liability limitation clauses in our sales agreements and by maintaining product liability insurance, we cannot assure you that these measures will be effective in limiting our liability for any damages. Any liability for damages resulting from product malfunctions or services provided could be substantial and could have a material adverse effect on our business and operating results. In addition, a well-publicized actual or perceived malfunction or impropriety involving our products or service could adversely affect the market's perception of our products in general, regardless of whether any malfunction or impropriety is attributable to our products or services. This could result in a decline in demand for our products and services, which would have a material adverse effect on our business and operating results.

COMPETITION FROM COMPANIES WITH ALREADY ESTABLISHED MARKETING LINKS TO OUR POTENTIAL CUSTOMERS MAY ADVERSELY AFFECT OUR ABILITY TO MARKET OUR PRODUCTS.

     Current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we have. Certain of our competitors may be able to secure product from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, and adopt more aggressive pricing or inventory availability policies, than we will. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us are likely to have a materially adverse affect on our business, results of operations, financial condition and prospects.

OUR FAILURE TO MAINTAIN THE PROPRIETARY NATURE OF OUR TECHNOLOGY, INTELLECTUAL PROPERTY AND MANUFACTURING PROCESSES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND ON OUR ABILITY TO COMPETE EFFECTIVELY.

         We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patents or trademarks that we hold may not be broad enough to protect our technology. In addition, our patents or trademarks may be challenged, invalidated or circumvented and management cannot be certain that the rights granted thereunder will provide us with competitive advantages. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others.

         In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to those possessed by us or become available in the market at a lower price.

         There is a risk that we have infringed or in the future will infringe patents or trademarks owned by owners, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us and that licenses will not be available on acceptable terms, if at all.

         We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties' proprietary rights. Litigation could be very costly and divert management's attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost to us and limitations on the scope or validity our patents or trademarks.

         We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING WARRANTS AND OPTIONS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of the date of this prospectus, we had approximately 491,413,360 shares of common stock issued and outstanding and we had convertible notes which could require the issuance of approximately 45,000.000 additional shares of common stock to Laurus Master Fund, Ltd., and options and warrants which could require the issuance of 35,733,458 additional shares of common stock. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants and option, are being registered hereunder. Upon registration such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to beneficially own more than 4.99% of our outstanding common stock, this restriction does not prevent Laurus from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Laurus could sell more than this limit while never holding more than this limit.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES TO LAURUS AT AN UNEXPECTED TIME, WE COULD DEPLETE OUR WORKING CAPITAL. OUR INABILITY TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In March 2005, we entered into various agreements with Laurus for the sale of convertible debt, an option and a warrant to purchase our common stock. The $3,000,000 of secured convertible term notes are due and payable, with interest, on a monthly basis over a three-year period, unless sooner converted into shares of our common stock. The secured revolving note and minimum borrowing note in the maximum amount of $5,000,000 are due in three years, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 120%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured within the specified grace period. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and we would need to raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITY AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, STOCK PLEDGE AGREEMENT OR SUBORDINATION AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR AND OUR SUBSIDIARIES' ASSETS.

         In connection with the security agreement we entered into in March 2005 we executed a stock pledge agreement in favor of Laurus granting them a first priority security interest in the common stock of our subsidiaries all of our and our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with the lenders, the lenders have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

IF WE SELL ANY SECURITIES AT A AN EFFECTIVE PRICE BELOW $0.19 PER SHARE, THE CONVERSION PRICE OF OUR LAURUS NOTES AND EXERCISE PRICE OF OUR LAURUS WARRANTS WILL BE LOWERED, RESULTING IN ADDITIONAL DILUTION TO SHAREHOLDERS.

         We shall allocate approximately 81,000,000 shares of common stock to cover the conversion of the notes and exercise of warrants and options by Laurus in this offering. If we engage in a lower priced transaction than our current financing arrangements with Laurus while the convertible notes or warrants are outstanding, then the conversion price of the notes and exercise price of the warrants will be adjusted to the lower transaction price and we may be required to issue additional shares of common stock to the investors. If this occurs, the number of shares which are registered pursuant to this prospectus may not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

RISKS RELATING TO OUR COMMON STOCK:

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "EFTI.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

         o technological innovations or new products and services by us or our competitors;

         o  intellectual property disputes;

         o  additions or departures of key personnel;

         o  sales of our common stock

         o our ability to integrate operations, technology, products and services;

         o  our ability to execute our business plan;

         o  operating results below expectations;

         o  loss of any strategic relationship;

         o  industry developments;

         o  economic and other external factors; and

         o  period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above.

         In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

         We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK MAY BE DEEMED PENNY STOCK WITH A LIMITED TRADING MARKET.

         Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15
(g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

         If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Approximately 115,179,135 shares of common stock to be registered under this registration statement will be freely tradeable upon effectiveness of this registration statement.

                           FORWARD-LOOKING STATEMENTS

         Statements contained in this prospectus include "forward-looking statements", which involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. These forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "can," "could," "project," "expect," "believe," "plan," "predict," "estimate," "anticipate," "intend," "continue," "potential," "would," "should," "aim," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock. However, we will receive the exercise price of any common stock we sell to the selling stockholders upon exercise of the warrants and options. We expect to use the proceeds received from the exercise of their warrants and options, if any, for general working capital purposes.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


         The following discussion and analysis provides information which management believes is relevant for an assessment and understanding of the results of operations and financial condition. The discussion should be read in conjunction with the audited consolidated financial statements and notes thereto.

Catalytic Activated Vacuum Distillation Process ("CAVD") Reactors

         We developed the Catalytic Activated Vacuum Distillation Process Reactor. The CAVD Reactor offers a unique solution to the problem of disposing of harmful solid wastes in and environmentally friendly manner and allows raw materials from the wastes to be recycled and reused.

         We believe that the CAVD Reactor can be designed to process a number of harmful solid waste products. We anticipate that governmental and nongovernmental entities who are faced with the problem of disposing of various types of solid waste products through conventional means will conclude that the CAVD Reactors can provide a superior, safe and effective means of eliminating these materials.

         Initially, we are focusing on the processing of rubber tires. However, other uses are also being pursued. Such uses include the recycling of carpet materials, the destruction of animal waste and remains, transuranic wastes (e.g. gloves, overalls, tools, etc. that have been exposed to low levels of radiation), and medical wastes.

         In general, we process used tires by having shredded tires added to a low pressure, heated, catalytically driven process in the CAVD Reactor. The tires are converted to a high quality carbon and a light hydrocarbon mix that can be used as a fuel. Scrap steel and gases that can be used as a fuel are also recovered. Traditionally, tires have been disposed of in landfills, placed in stockpile areas, or recycled using low-level technologies to produce products such as tire-derived fuel and mulch. Stockpiles of discarded tires are particularly vulnerable to catching fire. Fires at tire dumps are extremely difficult to extinguish and may take years to burn themselves out. Such fires can release significant amounts of pollution into the atmosphere.

         The owners of these dumping areas have long sought a cost-effective means of disposing of the unwanted tires. We believe the CAVD Reactor provides a solution for the environmentally safe and efficient problem of the disposal of used tires.

         Our first CAVD Reactor was constructed at a facility in Mobile, Alabama and processes shredded tires. During processing in the CAVD Reactor, carbon, scrap steel, gas and oil are recovered and are available for resale. The processing of a 20-pound tire yields approximately 5.5 to 8.5 pounds of carbon,
1.2 to 2 gallons of fuel oil, 12 to 16 cubic feet of gas, and .36 pounds of scrap steel. The amounts recovered depend upon the type of tire and the length of time in the reactor.

         The financial viability of the CAVD Reactor for use in processing used tires appears contingent upon the successful sale of the carbon recovered. We believe that approximately 80% of the value of the raw materials recovered from the CAVD Reactor is attributable to the carbon. It is expected that the steel recovered from the process will be sold for scrap and the oil recovered can be used as an industrial oil or other fuel. Optimal operation of the CAVD Reactor may include the use of a generator with the reactor which can utilize the gas produced from the processing to produce electricity that can be both used by the operator of the reactor and additional electricity sold to the electrical grid.

         Testing of the carbon recovered from our CAVD Reactor has led us to believe that the carbon has certain unique qualities that will prove valuable in the development of high-performance polymers in various industrial uses. Researchers concluded that due to the unique formation method through the CAVD Reactor, the carbon can be used as is or economically modified to produce a functionalized polymer that can replace petroleum based chemical polyurethanes with a less expensive recycled product made from reclaimed tires. Work is being conducted to improve the carbons' performance by adding reactive compounds that improve the product's ability to bond with the urethane matrix.

         As with most new products, it is time consuming for the end users of the carbon to satisfy themselves as to the advantages of this product over the products that they are currently using. To hasten the acceptance of our carbon in the marketplace, we are working with several potential end users who are conducting substantive testing of the carbon for use in their operations. We are currently working with carpet manufacturers, producers of asphalt and shingles, with third parties in automotive applications, and with producers of other products to prove the advantages of the carbon produced by the CAVD Reactor as a polymer with their products.

         The carbon recovered through the CAVD Reactor is rapidly gaining acceptance with potential end users as a polymer. We believe that the carbon has unique qualities that may ultimately enable its acceptance as a substitute for certain high-end polymers currently being used in addition to use in the more traditional roles currently being explored.

         We have several letters of intent with unrelated entities to license the technology for CAVD Reactors. Based upon our experiences thus far, we expect that there is considerable interest in the CAVD Reactor from potential users. We believe that delays in the creation of definitive agreements with the end users of the CAVD Reactors have centered around the evaluation of the financial viability of the alternative uses of the carbon product recovered from the process. In addition to the efforts described above, we are also seeking to work with one or more nationally recognized scientific and technology enterprises to further commercialize the technology for the CAVD Reactor for additional uses. It is expected that such an arrangement could allow our technology to gain immediate credibility in the marketplace with both a variety of potential end users of the CAVD Reactors as well as the end users of carbon products recovered in the process. It is envisioned that joint efforts would include work on adapting the CAVD Reactors to process other solid waste streams such as municipal solid wastes, animal remains, and certain types of industrial waste products.

Liquid Waste Technologies

         We are continuing to attempt to identify and implement commercially viable applications of our plasma arc converter technologies embodied in the BigSpark(TM) converter. Our BigSpark(TM) plasma based technology splits apart the complex molecular bonds of water and hydrocarbon wastes to produce the clean burning, hydrogen-based fuel. BigSpark(TM) compares favorably with conventional combustion technologies used in the disposal of liquid wastes in several significant areas. First, the waste is subjected to higher temperatures for longer periods of time (7,000 degree temperature of the plasma arc; and materials spend minutes, not seconds, in the reaction zone). Second, BigSpark(TM) has a second stage combustion in a very high temperature oxygen flame. Third, BigSpark(TM) converters are compact and can be moved to the source of contaminated waste.

         One application of the plasma arc technology that we have been investigating involves the destruction of Poly-Chlorinated Biphenyls, commonly referred to as "PCBs." PCBs have many stable qualities that led to its use in various industrial applications before it was learned that long-term exposure to PCBs may increase the risk of cancer in humans.

         Preliminary tests have indicated that passing PCB laden liquids through a plasma arc similar to that found in the BigSpark(TM) converters results in the destruction of the PCB molecules. While the results of such tests are encouraging, in order to be commercially successful, the technology will need to be adapted to destroy PCBs in surroundings where such elements are commonly found and on a sufficient scale to economically address the problems faced in PCB disposal.

         We are also considering commercial adaptations for the plasma arc converters to develop solutions to issues involving the disposal and/or remediation of other liquid wastes including waste oils and antifreeze.

Activated Carbon Technologies

         Our efforts in commercializing the technologies we have developed for activated carbon products has been slowed due to the current emphasis on our solid waste technologies. The technology developed is promising and we intend to pursue commercialization in the future. We believe that the research and development efforts conducted by us have yielded results that may produce superior qualities in a wide range of water treatment applications.

Electrical Contracting - Electric Machinery Enterprises

         We perform electrical contracting and subcontracting services on commercial and municipal projects primarily in Florida and the Caribbean through our subsidiary Electric Machinery Enterprises, Inc. ("EME").

         EME was profitable in the fourth quarter of 2004 and the first quarter of 2005. Accordingly, we are optimistic about the prospects for EME's future profitability and believe its recent emergence from the jurisdiction of the Bankruptcy Court will enable it to obtain contracts that may previously have not been available.

         EME's revenues are generated through three separate sources: Offshore, Domestic, and Domestic Services.

         Offshore work includes electrical contract work performed on commercial properties throughout the Caribbean. The damage caused throughout the Caribbean during the Hurricane Season of 2004 has resulted in a sharp increase in the contracts obtained by EME and we currently have a backlog of approximately $18 million. During 2004, EME entered into a joint venture agreement to operate Peleme, Ltd. to perform electrical contracting work in the Cayman Islands. This joint venture is currently performing work on a sizable contract to repair hurricane damage on one of the major hotels in the Caymans. We anticipate that this joint venture will be able to secure significant additional contract work for the continuing development of the Caymans.

         Domestic work includes electrical contract work performed principally in the State of Florida. We are attempting to improve profitability in this segment of our business by introducing enhanced technology in the bidding process for these contracts and in monitoring the progress with budgeted amounts as work is performed. We are optimistic that these and other enhancements will enable us to be the successful bidder on an increased number of financially attractive contracts.

         Domestic services include numerous small projects for electrical contract work on a time and materials basis for commercial projects located in Florida.

         During calendar 2005, EME anticipates entering the market as an electrical contractor for residential real estate on a limited basis to determine the financial viability of providing such services. Initially these services will be provided on a small scale to allow us to evaluate the economic viability of this market and operational considerations as may arise. It is anticipated that EME may have certain competitive advantages that may allow it to successfully operate profitably in this market.

THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2004.

         Revenues for the three month period ending March 31, 2005 exceeded those of 2004 by $8,153,099. These revenues are a result of consolidating the financial statements with the new subsidiary of EME. Revenues for the three months ended March 31, 2004 were comprised of commissions pertaining to representing a polymer manufacturing company.

         Selling, general and administrative expenses for the three-month period ending March 31, 2005 increased by $1,065,172, from $137,915 in the prior year, to $1,203,087 in the current period, or an increase of approximately 773% compared to the three-month period ending March 31, 2004.

         Selling, general and administrative expenses for the prior year related primarily to the administrative expenditures incurred by us as a public entity, legal fees related to ongoing litigation, and expenditures for marketing, promotion, and related efforts incurred in connection with our investigation of the activated carbon market. The current year includes expenses relative to the administration of Electric Machinery.

         Research and development expenses decreased from $1,908,547 in the three months ended March 31, 2004 to $193,327 in the three months ended March 31, 2005 or a 90% decrease for the three-month period.

         This decrease is attributable primarily to the premium paid over hard costs as "In progress Research and Development" in the amount of $1,800,000 in January 2004, associated with the acquisition of the balance of WESCO Holdings LLC. As "In progress Research and Development" this premium was expensed rather than capitalized. This is a non-recurring expenditure.

         Income from operations increased by $2,555,696 from a loss for the three months ended March 31, 2004 of $2,031,462, to a profit of $ 524,234 for the three months ended March 31, 2005. This increase is due to the results of operations from the consolidated subsidiary of EME.

         During the quarter ending March 31, 2005, we realized a gain on cancellation of debt in the amount of $2,178,568 attributable to the settlement of the secured creditor in EME's plan of reorganization. We did not realize any gain on cancellation of debt during the three month ending March 31, 2004.

         Interest expense increased from $51,399 for the three-month period ended March 31, 2004 to $79,430 for the three months ended March 31, 2005, an increase of approximately 15.29%. This increase in interest expense is due primarily to payments made prior to settlement of the secured creditor, in accordance with EME's plan of reorganization.

         Interest expense - beneficial conversion is an accounting charge recorded during the three months ended March 31, 2005 relative to the beneficial conversion features of the Laurus credit facility. This is a one time non-cash charge against the current period based on a fair valuation of the intrinsic value of the conversion features of the debt, and the value of the options and warrants granted at the same time. There were no similar charges recorded for the three month period ended March 31, 2004.

FISCAL 2004 COMPARED TO FISCAL 2003

         Revenue for the year ended December 31, 2004 increased by $15,314,892, as there were no revenues for the year ended December 31, 2003. This increase is due almost exclusively to the acquisition of Electric Machinery Enterprises, Inc. on August 20, 2004.

         Cost of Sales for the year ended December 31, 2004 increased by $11,209,802, as there were no cost of sales for the year ended December 31, 2003. This increase is due almost exclusively to the acquisition of Electric Machinery Enterprises, Inc. on August 20, 2004.

         Selling, general and administrative expenses for the year ended December 31, 2004 increased to $3,425,839 from $651,948 for the year ended December 31, 2003, an increase of approximately 426%. This increase was due primarily to the acquisitions of EME and WESCO, as well as an increase in the level of activities undertaken by us during 2004.

         Direct research and development expenses for the year ended December 31, 2004 increased to $2,474,949 from $345,057 for the year ended December 31, 2003, an increase of approximately 617%. This increase was due primarily to the "in progress research and development" purchased with the acquisition of WESCO in the amount of $1,800,000, as well as an increase in the the level of activities undertaken by us during 2004.

         Settlement expense of $280,000 for 2003 results from preliminary settlements initiated in the third quarter of 2003. This amount pertains to litigation with Ruggero Santilli and his related parties pertaining to differences surrounding certain of our technologies. During 2003, we have attempted to resolve these differences, and have included this amount in accrued expenses for 2003 based on amounts estimated to ultimately settle the matter. There were no such settlements in the corresponding periods in 2004.

         Forgiveness of debt during the year ended December 31, 2004 in the amount of $1,298,068 was a result of the Plan of Reorganization of Electric Machinery Enterprises, Inc., which was approved by the Bankruptcy Court during the fourth quarter of 2004. During the quarter ended March 31, 2003, we realized a gain on cancellation of debt in the amount of $155,000 attributable to the settlement of invoices incurred primarily during calendar 2000, and an additional amount of $40,000 during the quarter ended September 30, 2003.

         Miscellaneous income for the year ended December 31, 2004 in the amount of $333,214 represents non operational sources of income. These revenues pertain to activities within the acquired entity of Electric Machinery Enterprises, Inc. There were no miscellaneous incomes during the year ended December 31, 2003.

         Interest expense for the year ended December 31, 2004 increased to $469,514 from $373,607 for the year ending December 31, 2003, an increase of approximately 26%. This increase was due the higher balances related to our borrowings pursuant to the revolving line of credit loans from a related party.

         Reorganization item, professional fees related to bankruptcy and pursuit of claims expense for the year ended December 31, 2004, in the amount of $1,202,829 represent non-recurring expenses associated with the preparation, presentation and implementation of the Plan of Reorganization incurred from the date of acquisition of Electric Machinery Enterprises, Inc. There were no expenses of this nature during the year ended December 31, 2003.

         Majority interest in net income of consolidated joint venture for the year ended December 31, 2004, in the amount of $430,230 represents the expense associated with the 30% interest in profits of the joint venture partner in Peleme, Ltd. incurred from the date of acquisition of Electric Machinery Enterprises, Inc. There were no expenses of this nature during the year ended December 31, 2003.

         As a result of favorable events in the progress of the sales and use tax examination, we recorded a gain from discontinued operations during fiscal 2003 in the amount of $19,418 since the activities to which these amounts related were discontinued in prior years.

         Net loss increased by $830,795 to $2,266,989 for the year ended December 31, 2004 from $1,436,194 for the year ended December 31, 2003. This increased net loss resulted primarily from the previously discussed items, specifically the purchase of in progress research and development expenses associated with the acquisition of WESCO, and the reorganization related expenses related to the Plan of Reorganization associated with the acquisition of Electric Machinery Enterprises, Inc.

LIQUIDITY AND CAPITAL RESOURCES

         We have experienced recurring net losses since our inception and, as such, experienced negative operating cash flows through most of 2004. We have historically funded these negative operating cash flows with proceeds from sales of common stock, as well as notes and convertible debentures payable.

         In December 2000 and again in January 2003, we entered into multiple revolving line of credit promissory notes with entities related to our Chief Executive Officer, secured by all of our assets. Each revolving note was a demand loan, which meant that the lender could demand full repayment of the loan at any time. The promissory notes related to each revolving line of credit merely provided for a loan up to a stated amount. There was no obligation on the part of the related party to make any loans pursuant to these agreements if the loan balance was less than the stated amount. There was no obligation on the part of the related parties to make any additional loans.

         Historically, the related party lender has periodically agreed to convert portions of the loan balances into shares of our common stock. During 2004, the related party converted $5,334,010 of these notes into shares of our common stock.

         As of December 31, 2004, we owed $6,672,519 pursuant to these agreements. Subsequent to December 31, 2004, additional loans were made under these notes to help secure the outcome of the reorganization of EME. On February 23, 2005 the full balance of notes payable to related parties was converted into 189,643,210 shares of our common stock.

         Since the acquisition of EME in August of 2004, we are no longer experiencing negative operating cash flows. Working capital as of March 31, 2005 was approximately $5.3 million and stockholders equity was approximately $16.8 million.

         We generated a net income in the fourth quarter of 2004 of $1,096,136, and an income from operations of $524,234 in the first quarter of 2005. Although the statement of operations for the three months ended March 31, 2005 reflects a net loss of $4,553,637, cash flows from operations were $2,081,048.

         On March 30, 2005, we closed an agreement with Laurus Funds on a senior credit facility aggregating up to $8 million. The initial funding under this agreement was $6.6 million. This transaction allowed us to take advantage of discounts relative to the settlement of the secured debt in EME's bankruptcy, as well as provide working capital. Generally Accepted Accounting Principles require the convertible features of this financing and the options and warrants that accompany it to be recorded as a non-cash expense in the current period. The net effect of this accounting is to record a charge to earnings in the amount of $6,600,000.

         As a result of the completion of the various undertakings of 2004, the acquisition of WESCO, the completion of the CAVD plant in Mobile, Alabama, the acquisition and reorganization of EME, and the subsequent financing in 2005, we do not anticipate any additional loans from the related parties referred to above.

         We believe that through aggressive management of our resources and the funding obtained through the Laurus credit facility, the opportunities developed over the past few years are becoming available in a real sense.

         Electrical contracting through EME provides a strong revenue stream for funding future growth in all phases of the business. EME has been in business for over 75 years and has historically been profitable. Our management team coupled with the years of experience embedded in the operations of EME provides potential for a solid consistent company. Profitability is being improved by the introduction of enhanced technology in the bidding process as well as a timelier monitoring of job progress as work is performed. More efficient data gathering and processing are providing better information through improved internal reporting models, affording management better information for decision making.

         EME has also developed a strategy to enter the residential marketplace as an electrical contractor. It is anticipated that EME may have certain competitive advantages that may allow it to successfully operate profitably in this market. These services are currently being offered on a small scale to prove the economic viability of this endeavor.

         The hurricane season of 2004, as unfortunate as it was, is providing a large expanse of work opportunity in the Caribbean Islands. EME has a long history of providing services in these geographical areas, and management believes this will be a very strong segment of our business for several years.

         We are also evaluating potential target acquisitions with strong synergies in the electrical contracting business. Management wants to bring a higher level of service to customers to not only solidify relationships, but to create a win win scenario of better service at better prices. This will be accomplished through our ability to assist with the design of the construction projects, rather than just the installation.

         These strategies will afford stability to the electrical contracting business that is anticipated to help to expand the efforts in the commercialization of the solid and liquid waste technologies. Several licenses were sold and letters of intent signed during 2004 setting the stage for the CAVD technology during 2005.

         During the twelve months ended December 31, 2004, we received $100,000 from PEPER Holdings, LLC (PEPER), for a License Contract providing PEPER to secure the exclusive territory of Ciudad Juarez, Chihuahua, Mexico for 18 months, and the city of Guadalajara, Jalisco, Mexico for 6 months. During this period, PEPER intends to initiate construction of Catalytic Activated Vacuum Distillation (CAVD) plants that process rubber tire chips into usable energy products. The period of the exclusivity allows for environmental, political, and financial details to be finalized by PEPER. PEPER will purchase the plants from EFTI and own the plants. EFTI will receive a 15% royalty based on gross profit and a technical support contract for continuing services during the life of the plant. The plants will be built by Harmony, LLC, a Turner Industries company that built the operating plant in Mobile, Alabama.

         We have signed a Letter of Intent with EarthClean Energy ("ECE") to license territories in Canada and for the sale of a CAVD Reactor. The agreement with ECE is a license for three provinces in Canada: Ontario, Quebec and Alberta. Pursuant to the agreement, a nonrefundable license fee of $1,000,000 US will be paid to EFTI within one year. At the signing of the Formal License Contract, a 10% deposit for the purchase of the first plant will be made with the balance secured by a Letter of Credit. ECE will own 100% of the plants and EFTI will receive royalties for continued services during the contract period.

         We have signed a Letter of Intent with San Vision Technology, Inc. ("SVT") to license the territory of Ocean City, New Jersey. At the signing of a contract for their first CAVD Reactor, 10% of the plant sale will be paid to EFTI with the balance secured by a Letter of Credit. SVT will own the CAVD Reactor(s) and EFTI will receive royalties for continued services during the contract period.

         The Letters of Intent with both EarthClean Energy and San Vision Technology are dependant upon completed carbon sales contracts by us.

         Based upon extensive work with significant companies in the carpet industry, EFTI is confident that the carpet industry will be a large market for the carbon by-product of the CAVD process.

         Our technology is gaining acceptance in areas where the sale of the carbon is becoming less important and the benefit of destroying and/or converting the waste streams into usable by-products without contaminating the environment, is becoming more important.

         While management is confident that the above agreements and market opportunities will materialize, there can be no assurances.

EFFECTS OF INFLATION

         Management does not believe that inflation has had a significant impact on our financial position or results of operations since our inception.

CRITICAL ACCOUNTING POLICIES

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We evaluate our estimates and judgments on an on-going basis. We base our estimates on historical experience and on assumptions that we believe to be reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what we anticipate and different assumptions or estimates about the future could change our reported results. We believe the following accounting policies are the most critical to us, in that they are important to the portrayal of our financial statements and they require our most difficult, subjective or complex judgments in the preparation of our financial statements:

         Revenue Recognition: Revenues from solid waste transactions recognized during the year ended December 31, 2004 are the result of contracted monthly minimum draws against sales commissions on the products of a polymer manufacturing company, and the receipt of license fees granting the exclusive option to purchase total rights to the CAVD technology for use in certain geographical areas. License revenue is recognized upon receipt as there are no future obligations associated with such revenue.

         We use the percentage-of-completion method of accounting for contract revenue from electrical contracts where percentage of completion is computed on the cost to total cost method. Under this method, contract revenue is recorded based upon the percentage of total contract costs incurred to date to total estimated contract costs, after giving effect to the most recent estimates of costs to complete. Revisions in costs and revenue estimates are reflected in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined without regard to the percentage-of-completion. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that these estimates used will change within the near term.

         Employee Stock-Based Compensation: We account for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25") whereby compensation is recognized to the extent the market price of the underlying stock at the date of grant exceeds the exercise price of the option granted. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 ("FAS 123"). The fair-value based method requires management to make estimates regarding the expected life of the options and warrants and the expected volatility in our stock price during the estimated life of the option/warrant.

         Impairment of Goodwill and Long-Lived Assets: In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), we review our non-amortizable long-lived assets, including intangible assets and goodwill for impairment annually, or sooner whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Other depreciable or amortizable assets are reviewed when indications of impairment exist. Upon such an occurrence, recoverability of these assets is determined as follows. For long-lived assets that are held for use, we compare the forecasted undiscounted net cash flows to the carrying amount. If the longlived asset is determined to be unable to recover the carrying amount, than it is written down to fair value. For long-lived assets held for sale, assets are written down to fair value. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature or the assets. Intangibles with indefinite lives are tested by comparing their carrying amounts to fair value. Impairment within goodwill is tested using a two step method. The first step is to compare the fair value of the reporting unit to its book value, including goodwill. If the fair value of the unit is less than its book value, we than determine the implied fair value of goodwill by deducting the fair value of the reporting unit's net assets from the fair value of the reporting unit. If the book value of goodwill is greater than its implied fair value, we write down goodwill to its implied fair value. Our goodwill relates to our acquisition of Electric Machinery Enterprises, Inc.

RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43. "Inventory pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items are recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any significant impact on our current financial condition or results of operations.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets--An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The adoption of SFAS No. 153 is not expected to have any impact on our current financial condition or results of operations.

         In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after June 15, 2005, with early adoption encouraged. We account for options issued to employees under APB 23; however currently has no unvested options outstanding. Adoption of this standard in 2005 will result in recognition of stock-based compensation determined using the fair value method for options issued in the future.

                                    BUSINESS


         We were incorporated in the State of Florida in 1997. We are a specialized holding company engaged in the research, development and commercialization of technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid waste. We are committed to the development and commercialization of technologies that will produce economically and environmentally superior products from carbon-rich solid and liquid materials considered wastes. As part of our efforts, we are also attempting to develop and commercialize applications of our technologies for the efficient production of alternative fuels. Additional applications of our technologies are focused on the environmentally desirable processing, destruction, purification, and/or remediation of harmful liquid and solid wastes.

         Through our subsidiary Electric Machinery Enterprises, Inc., we perform services as an electrical contractor and subcontractor in the construction of commercial and municipal projects primarily located in Florida and the Caribbean.

SOLID WASTE TECHNOLOGIES - CATALYTIC ACTIVATED VACUUM DISTILLATION PROCESS ("CAVD") REACTORS

         We developed the Catalytic Activated Vacuum Distillation Process Reactor. The CAVD Reactor embodies the results of several years of research and development with respect to disposal of solid wastes. The CAVD Reactor offers a unique solution to the problem of disposing of harmful solid waste products in a manner that allows raw materials from those waste products to be recycled and reused.

         It is anticipated that the CAVD Reactors can be adapted to process a variety of different kinds of solid wastes. Initially, we focused development of a CAVD Reactor for the processing of rubber tires. This process provides a means of disposing of the tires while recovering the constituent raw materials (carbon, steel, gases and oil).

         We are pursuing opportunities for enhancing the return on the CAVD Reactors through developing alternative uses for the carbon recovered during the processing of the tires as well as exploring opportunities for processing other solid wastes. License fees received in the amount of $100,000 represent the only revenues recognized to date.

ELECTRIC MACHINERY ENTERPRISES


         Through our EME operations, we perform electrical contracting and subcontracting services for commercial and municipal projects located primarily in Florida and the Caribbean. We have extensive expertise in performing electrical contracting services for water, sewer, and power generating facilities.

         EME, and its predecessors, have been in business for over 75 years. We acquired EME after EME had sought protection from creditors under Chapter 11 of the United States Bankruptcy Code. In August of 2004, we acquired the stock of EME in exchange for 40 million shares of our common stock. The Bankruptcy Court subsequently approved the plan of reorganization for EME and that entity has successfully emerged from bankruptcy.

LIQUID WASTE TECHNOLOGIES


         We have developed technologies for the treatment of liquid waste products. The technologies involve the use of high temperature plasma through which the liquid waste products are passed. The harmful properties contained in the liquid waste products are broken down at the molecular level as they pass through the plasma and a clean burning gas is produced.

HYBRID FUEL SYSTEMS, INC.

         Hybrid Fuel Systems, Inc. ("Hybrid Fuel") is a publicly traded company engaged in the business of converting a wide range of medium and heavy-duty diesel engines through its patented technology that it estimates can replace up to 80% of the diesel fuel used with clean-burning natural gas. We, along with and Hybrid Fuel, are considering the viability of utilizing various waste stream gases in developing alternative fuels. Hybrid Fuel is also working with us to apply the CAVD technology to the production of biodiesel fuels. Hybrid Fuel is affiliated with our Chairman.

         In February of 2005, we purchased 7,500,000 shares of Hybrid Fuel's common stock for $300,000. Thus far during calendar 2005, Hyrbid Fuel's shares have been trading at prices ranging from 40 to 90 cents per share.

ACTIVATED CARBON PRODUCTS


         We have performed extensive research to evaluate and develop alternative technologies for the manufacture of activated carbon products. These efforts have included research and development intended to produce activated carbon having characteristics for removing impurities from water that are superior to other products currently on the market.

INTELLECTUAL PROPERTIES


         We have performed extensive research and development on various technologies focused on deriving solutions for liquid and solid waste problems and in creating alternative fuels. Our efforts have been conducted through the work performed by our employees and consultants. We have developed the technology for the CAVD Reactor.

         Management believes that we own all of the intellectual rights to commercialize and further develop our liquid and solid waste technologies.

         We engaged outside legal counsel to review our history of development of our liquid waste technologies and the contractual arrangements entered into by us with respect to such technologies. Legal counsel has advised that it believes that we currently possesses all of the intellectual property rights to commercialize our liquid waste technologies and to further develop these technologies in additional applications.

         Legal counsel has also reviewed in detail all aspects of the claims and allegations made by a former consultant with respect to the underwater carbon arc technology embodied in our technologies. Legal counsel also reviewed our consulting agreements with the former consultant and entities related to this individual.

         Based upon its review of these agreements and the relevant law, it is the opinion of outside legal counsel that the former consultant, or entities related to him, neither own nor control any US patents that are relevant to our technologies, and have no legal standing to assert any claims as to patent infringement or misappropriation of any trade secrets.

         The former consultant and an entity affiliated with the former consultant are involved in legal proceedings that were initiated by us to resolve issues of ownership.

         Management believes that we have taken appropriate steps to protect our intellectual property rights. However, the steps taken might not prove sufficient to prevent misappropriation of our technology rights. Third-party development of similar technologies using different discoveries remain a risk that could limit our legal protection. The laws of certain foreign countries might not protect our services or intellectual property rights to the same extent as do the laws of the United States.

         Third parties could claim infringement by us with respect to current or future uses. As the number of entrants into the market increases, the possibility of an infringement claim against us might increase, and the possibility either exists that we could, now or in the future, inadvertently infringe on a third-party's patent. In addition, because patent applications can take many years to allow, it is possible that we could, now or in the future, infringe upon a third-party's patent application now pending of which we are unaware. Any infringement claim, whether meritorious or not, could consume a significant amount of management's time and attention, could result in costly litigation, cause service delays or require us to enter into royalty or licensing agreements which might or might not be available on commercially acceptable terms, if at all. As a result, any claim of infringement against us could have a material adverse effect upon our business, financial condition or results of operations.

RESEARCH AND DEVELOPMENT


         Research and development costs incurred in 2004 and 2003 aggregated $2,474,949 and $345,057, respectively, and are centered around the aforementioned technologies. The CAVD plant completion in mid 2004 allowed development to switch from the plant process to the products produced by the plant. Extensive tests were done on the physical and chemical properties of the carbon, oil, and gas. Application tests were completed at the customers' location to assure product acceptance, feasibility, and compliance.

         In addition, the CAVD plant was tested for applications involving other solid waste streams. Carpet remediation was the main application tested in 2004.

COMPETITION


         There are competitors seeking to develop efficient means of recycling and disposing of various forms of solid and liquid wastes, as well as the production of alternative fuels. The effect of numerous federal and state environmental regulations has been to encourage the originators of the waste, as well as governmental entities and entrepreneurial enterprises, to seek to develop more effective and efficient solutions. Some of these competitors have significant financial resources with which to pursue solutions to these problems. We have limited resources and will likely need substantial infusions of capital in order to effectively commercialize our technologies. There are no assurances that even if such financial resources can be obtained that our technology will be financially successful.

EMPLOYEES


         As of December 31, 2004, we had 275 full-time employees. Management considers its relations with our employees to be satisfactory. None of the employees is represented by a union.

                             DESCRIPTION OF PROPERTY


         Our executive offices are located at 2515 E. Hanna Ave., Tampa, Florida. This location is also occupied by EME. This lease obligation was assumed pursuant to EME's reorganization plan for a period of two years, at which time we have the option to re-evaluate. We lease and rent the real property, building, and all other improvements at this location from Hanna Properties Corp., a related party affiliated with the President of EME. This property consists of 29,680 sq. ft. of office space, 80,320 sq. ft. of warehouse space and 26,992 sq. ft. of garage and workshop space. Monthly rental including sales tax, but excluding real estate taxes and insurances is $52,133.

         We own approximately 25 acres of land located at 1603 Grove Avenue, Haines City, Florida. This property houses various office, warehousing and manufacturing buildings.

                                LEGAL PROCEEDINGS

         We are involved in litigation with Ruggero Maria Santilli ("Santilli"), The Institute for Basic Research, Inc. ("IBR"), and Hadronic Press, Inc. ("Hadronic") concerning certain aspects of our liquid waste technologies. The matters contemplated above will be referred to as the "Hadronic Suit." Hadronic claims to own the intellectual property rights to one or more aspects of our liquid waste technologies.

         Management continues to believe that we own all of the intellectual property rights necessary to commercialize and further develop our liquid and solid waste technologies without resorting to a license from any third parties.

         During 2004, we attempted to reach agreement with Santilli and his related parties to resolve the differences between the parties. As of this date, the parties are continuing their efforts to resolve their differences.

         The litigation described above does not involve the technology we are developing in connection with our efforts for the processing of used automotive tires.

         We are also involved in disputes with vendors for various alleged obligations associated with operations that were discontinued in prior years. Several disputes involve deficiency balances associated with lease obligations for equipment acquired by us for our contract manufacturing and BORS Lift operations that were discontinued during calendar 2000. The machinery and equipment associated with many of these obligations has been sold with the proceeds paid to the vendor or the equipment has been returned to the vendor. Several of the equipment leasing entities claim that balances on the leases are still owed.

         The Florida Department of Revenue has conducted an examination of our Florida Sales and Use Tax Returns from our inception through June 30, 2001.

         Included in the balance of accrued expenses and other current liabilities is our estimate of the amount at which the matters contemplated above will ultimately be resolved. Approximately $1.1 million of the balance is attributable to the disputed matters contemplated above.

OTHER LITIGATION AND DISPUTES

         We have other litigation and disputes that arise in the ordinary course of our business. We have accrued amounts for which we believe all of our disputes will ultimately be settled.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers and directors as of May 24, 2005:

   Name                              Age   Positions
   John D. Stanton.............      56    Chairman of the Board of Directors
   Jaime Jurado................      70    Vice Chairman
   Leon Toups..................      66    President and Chief Executive Officer
   Nicholas R. Tomassetti......      69    Director
   Dr. David E. Crow...........      60    Director
   Frank W. Barker, Jr.........      49    Chief Financial Officer

John D. Stanton assumed the role of Chairman of the Board of Directors, President and Chief Executive Officer on May 15, 2000 in connection with the acquisition of SAC-1. On July 30, 2001, Mr. Stanton brought in James V. Mahoney to assume the role of President and Chief Executive Officer but resumed these roles upon Mr. Mahoney's resignation in August 2002 until the appointment of Leon H. Toups as President on October 9, 2003. From 1987 through the present, Mr. Stanton has served as the President and Chief Executive Officer of Florida Engineered Construction Products, Corporation. Since the early 1990's, Mr. Stanton has been, and continues to be, involved in turn-around management for financially distressed companies, providing both management guidance and financing. In 1981, Mr. Stanton assumed the role of Chief Financial Officer for Florida Engineered Construction Products, Corporation, a privately held manufacturer of residential and commercial construction products, located in Tampa, Florida. Mr. Stanton worked as an auditor with the international professional services firm that is now known as Ernst & Young, LLP from 1973 through 1981. Mr. Stanton, a Vietnam veteran of the United States Army, graduated from the University of South Florida with a Bachelors Degree in Marketing and Accounting in 1972, and with an MBA in 1973. Mr. Stanton earned the designation of Certified Public Accountant in 1974 and was a Sells Award winner in the CPA examination.

Jaime Jurado joined the Board of Directors with the acquisition of EME. Mr. Jurado began working with EME in 1957 after serving as an electronics specialist in the United States Army. Mr. Jurado became president of EME in 1977 and has served in that capacity ever since. Through Mr. Jurado's leadership, EME grew from $1,000,000 in annual sales to more than $90,000,000 in 1998, and has helped to establish a niche in the Caribbean, Central and South American Markets.

Leon H Toups was our co-founder in 1997 and served as Chairman, President and CEO until 2000. We were subsequently sold and Mr. Toups served as Executive VP for Research and Development and as an advisor to the Chairman through the end of 2001. On October 9, 2003, Mr. Toups accepted the position of President. From 1980 to present, Mr. Toups has served as President and Chairman of an operational consulting firm working with entrepreneurial enterprises. Prior thereto, from 1973 to 1980, Mr. Toups was employed by Chromalloy American Corporation, where he served in several capacities, first as President of Chromalloy Natural Resources Company, a diversified oil and gas division, and then as President, COO, as well as Board Member and as a member of the Executive Committee of Chromalloy American. Chromalloy was an international conglomerate with over a billion dollars in sales in the industry segments of oil and gas, textile/apparel, consumer products, metal coating, transport-marine and farm and industrial equipment. Chromalloy employed approximately 35,000 people worldwide and traded on the New York Stock Exchange. Mr. Toups' other past associations include Boeing Corporation from 1970 through 1973, NASA from 1965 through 1970 and the US Air Force from 1962 through 1964. Mr Toups holds the following degrees: BS Mechanical Engineering, Georgia Tech; MS Mechanical Engineering, Georgia Tech; MS Aerospace Engineering, University of Florida; and an EAA from MIT which he attended on a NASA Hugh Dryden Fellowship.

Nicholas R. Tomassetti joined the Board of Directors effective August 1, 2001. Mr. Tomassetti has served as the President and Chief Operating Officer of Airbus Industrie of North America, Inc. Mr. Tomassetti's former business associations include serving as Vice President and General Manager of Twin-Jet Business Development for McDonnell Douglas Corporation and Vice President of Pratt & Whitney's Commercial Engine Business Organization. Mr. Tomassetti served with Pratt & Whitney for over 30 years during which time he held various positions including Vice President, Commercial Engine Organization and Vice President Sales and Service, Commercial Products Division. In 1987, Mr. Tomassetti was tapped to serve as President for the International Aero Engines, a five nation consortium formed to develop and market the LAE V2500 aircraft engine. Mr. Tomassetti earned a degree in Engineering from the General Motors Institute and a Master's Degree in Engineering from MIT.

Dr. David E. Crow first joined us through an appointment to our Technical Advisory Board in 2002 after he left his position as Senior Vice President - Engineering for UTC-Pratt & Whitney. Dr. Crow was responsible for all technical aspects of commercial and military gas turbine and rocket products. Dr. Crow spent some time working at G.M. Research improving automotive gas turbine combustors to meet stricter emission standards. Much of his career has been devoted to improving advanced combustion technology with special emphasis on the fluid dynamic characteristics of gases under pressure and at higher temperatures. His work has lead to a number of patents and special honorary recognitions. Dr. Crow earned a Bachelors Degree in Mechanical Engineering form the University of Missouri-Rolla, a Masters Degree from Rensselaer Polytechnic Institute, and his PhD Degree from the University of Missouri-Rolla.

Frank W. Barker, Jr. is a Certified Public Accountant licensed to practice in the State of Florida, and has been in practice since 1978. He was co-founder of the accounting firm of Peel, Barker, Schatzel & Wells, PA in 1979, and went on to form the consulting firm of Frank W. Barker, Jr., CPA in 1993. Mr. Barker has been providing assistance to us as an independent consultant since May of 2000. From 1993 until the present Mr. Barker has also been providing services as an independent consultant to various other entities in connection with their design and implementation of reorganization strategies. Mr. Barker received a B.A. in Accounting and Finance from the University of South Florida, Tampa, Florida in 1978.

AUDIT COMMITTEE

         Our Board of Directors currently does not have an Audit Committee.

CODE OF ETHICS

         We have adopted a Code of Ethics and have posted our Code of Ethics on our internet web site at http://www.earthfirsttech.com. Our Code of Ethics applies to all our employees and those doing business with our Company and specifically applies to our Chief Executive Officer, Chief Financial Officer and all persons serving in similar capacities.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth certain information concerning compensation paid to our Chief Executive Officer and our four most highly paid executive officers (the "Named Executive Officers") whose total annual salary and bonus for services rendered in all capacities for the year ended December 31, 2004 was $100,000 or more.


                                                       SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                   ANNUAL                       COMPENSATION
                                                 COMPENSATION                      AWARDS                         PAYOUTS
                                           -------------------------    ------------------------------   --------------------------
                                                                           RESTRICTED       SECURITIES
NAME AND                                                                     STOCK          UNDERLYING     LTIP             OTHER
PRINCIPAL POSITION                 YEAR     SALARY          BONUS            AWARD            OPTIONS     PAYOUTS            COMP
-------------------------------    ----    --------        ---------    --------------      ----------   -----------      ---------
James V. Mahoney, Chief            2004    $    -0-        $    -0-       $       -0-            -0-      $     -0-        $   -0-
Executive Officer and              2003    $    -0-        $    -0-       $       -0-            -0-      $     -0-        $   -0-
President (1)                      2002    $251,203        $    -0-       $       -0-            -0-            -0-            -0-

John D. Stanton, Chairman of       2004    $  1,000        $    -0-       $       -0-            -0-      $     -0-        $   -0-
the Board, Chief Executive         2003    $  1,000        $    -0-       $       -0-            -0-      $     -0-        $   -0-
Officer and Chief Financial        2002    $  1,000        $    -0-       $       -0-            -0-      $     -0-        $   -0-
Officer (2)

Jaime Jurado, Vice Chairman        2004    $ 64,764        $    -0-       $       -0-            -0-      $     -0-        $   -0-
(3)

Leon H. Toups, Chief Executive     2004    $132,000        $    -0-       $       -0-            -0-      $     -0-        $   -0-
Officer and                        2003    $    -0-        $    -0-       $       -0-            -0-      $     -0-        $   -0-
President (2)(4)

(1) Mr. Mahoney assumed the role of Chief Executive Officer and President effective July 30, 2001. Prior to this date, Mr. Mahoney was not employed by us. Mr. Mahoney resigned his position as the Chief Executive Officer and President on or about August 6, 2002. Compensation for 2002 includes $33,755 paid to Mr. Mahoney's consulting company after his resignation for services rendered to us.

(2) Mr. Stanton assumed the role of Chief Executive Officer and President as of May 16, 2000. Prior to this date, Mr. Stanton was not employed by us. Effective August 1, 2001, Mr. Stanton relinquished the role of Chief Executive Officer and President retaining his role as the Chairman of the Board of Directors. Mr. Stanton resumed his role as Chief Executive Officer and President upon Mr. Mahoney's resignation in August 2002. Mr. Stanton relinquished the role of President on October 9, 2003 with the appointment of Leon H. Toups and relinquished the role of Chief Executive Officer and Chief Financial Officer on May 11, 2005 with the appointment of Leon Toups and Frank W. Barker, Jr.

(3) Mr. Jurado assumed the position of Vice Chairman of EFTI after the acquisition of EME. Mr. Jurado also holds the position of President of EME. The compensation stated is that amount incurred from the date of acquisition.

(4) Mr. Toups assumed the role of President effective October 9, 2003, and on March 1, 2004 commenced receiving annual compensation of $150,000. Prior to that date, Mr. Toups received compensation from other entities associated with Mr. Stanton. Mr. Toups assumed the additional role of Chief Executive Officer on May 11, 2005.

         No stock options were issued during calendar 2004 or 2003 to any of the individuals identified in the table above. The following table sets forth, for the individuals named in the Summary Compensation Table above, certain information concerning stock options granted during 2001. We have never issued stock appreciation rights. Options were granted at an exercise price above the fair market value of the common stock at the date of grant. The term of the options is five and ten years from the date of grant.

                           Options      Percentage      Exercise      Market     Expiration               Potential
                           Granted       Of Total       or base     Price on        Date               Realizable Value
                                         Options       Price Per     Date of                          At Assumed Rates
                                         Granted         Share        Grant                          Rate of Stock Price
                                         In 2001         ($/Sh)                                       Appreciation For
                                                                                                        Option Term (1)
       Name                                                                                          5%                10%
       John D. Stanton      466,200         6%           $.2145         $.195     April 2006      $127,600           $161,100
                          1,533,800        20%           $ .195         $.195     April 2011      $463,847           $775,529

(1) The dollar amounts under this column are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of our common stock. If the price of our stock were in fact to appreciate at the assumed 5% or 10% annual rate for the term of the option, a $1,000 investment in the Common Stock would be worth $1,276 and $1,611, respectfully, at the end of the 5-year term and $1,629 and $2,594, respectively, at the end of the 10-year term.

         The following table sets forth, for the individual named in the Summary Compensation Table, certain information concerning the options exercised during fiscal 2004 and the number of shares subject to exercisable and unexercisable stock options as of December 31, 2004. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2004 ($.12 per share) and the exercise price of the options.

Name                         Number of Shares          Value                 Unexercised Options at
                           Acquired on exercise      realized                  December 31, 2004
                                                                     Exercisable (1)         Unexercisable
John D. Stanton                    None              $       0          2,000,000                 -0-

(1)   None of the options were "in-the-money" at December 31, 2004.

Employment Agreements

          On December 30, 2003, we entered into an Employment Agreement with Gene Salerno to serve as Vice-President of our Applied Tech Consulting Division. The initial term of the agreement is for a period of 3 years and continues on a month to month basis unless notice to terminate the agreement is timely provided. Mr. Salerno is to receive compensation at the rate of $100,000 per year. Mr. Salerno is entitled to commissions equal to 5% of the Net Revenues on all sales of carbon which he personally generates on behalf of us and which we accepted.

          CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         We have never had a disagreement with our accountants on accounting or financial disclosure.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

         Our common stock trades on The National Association of Securities Dealers ("NASD") OTC Bulletin Board (the "Bulletin Board") under the trading symbol "EFTI". The following table sets forth, for the periods indicated, the range of high and low closing bid quotations as reported by the Bulletin Board for each quarter during the last two fiscal years.

                                                         High         Low
                                                       ---------    --------
Fiscal Year Ended December 31, 2003
First Quarter                                          $    0.11    $  .04
Second Quarter                                               .06       .03
Third Quarter                                                .15       .04
Fourth Quarter                                               .19       .05
Fiscal Year Ended December 31, 2004
First Quarter                                                .19       .10
Second Quarter                                               .34       .17
Third Quarter                                                .24       .11
Fourth Quarter                                               .17       .12
Fiscal Year Ended December 31, 2005
First Quarter                                                .26       .12

Number of Stockholders

         On May 24, 2005, the last reported sales price for our shares on the Bulletin Board was $.165 per share. On May 24, 2005, we had approximately 472 stockholders of record. We estimate that there are approximately 2500 beneficial owners of our common stock.

Dividend Policy

         We have never paid cash dividends on our common stock and it is not expected that any such dividends will be paid in the foreseeable future. We currently intend to retain any future earnings for use in our business. The payment of any future dividends on our common stock will be determined by the Board of Directors in light of future conditions then existing, including our financial condition, funding requirements for activities, future prospects, restrictions in financing agreements, business conditions and other factors deemed relevant by our Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding ownership of our common stock as of May 24, 2005 by each person known to us to own beneficially more than 5% of our outstanding common stock, by each person who is a director, by each person listed in the Summary Compensation Table and by all directors and officers as a group.

         The information reflected in the following table was furnished by the persons listed therein. The calculations of the percent of shares beneficially owned are based on 491,413,360 shares of common stock outstanding on May 24, 2005 plus, with respect to each such person, the number of additional shares that will be outstanding upon exercise of the warrants and options exercisable within sixty (60) days set forth herein.


Name and Address of Beneficial Owner                     Beneficial        Percentage
                                                          Ownership         of Class
John D. Stanton                                        268,795,260(1)        54.70%
P.O. Box 24567
Tampa, Florida 33623

Leon H.Toups                                            16,786,949            3.42%
418 Harbor View Lane
Largo, Florida 33770

Jaime Jurado                                            39,377,897(2)         8.02%
2515 E Hanna Ave
Tampa, Florida 33610

Nicholas R. Tomassetti                                   1,000,000(3)          .20%
853 Vanderbilt Beach Rd.
Naples, Florida 34108

David E Crow                                               600,000             .13%
2515 E Hanna Ave
Tampa, Florida 33610

Frank W. Barker, Jr                                      1,500,000             .30%
10396 57th Way North
Pinellas Park, Florida 33782

Ralph W. Hughes Revocable                               32,016,719            6.52%
Family Trust
P.O. Box 24567 Tampa, Florida 33623

All Officers and Directors (Six persons)               328,060,106           66.76%


(1) Includes options to purchase 2,000,000 shares of Common Stock at prices ranging from $.195 to $.2145 per share. Includes all shares owned by entities with which Mr. Stanton is affiliated.

(2)   Includes 12,688,949 shares owned by spouse.

(3) Includes options to purchase 100,000 shares of Common Stock at an exercise price of $.20 per share granted in 2001.

                              SELLING SHAREHOLDERS

         This prospectus only covers the 115,179,135 shares of common stock issued or to be issued to the investor who is a party to those certain convertible secured notes, warrants and options. The following table lists certain information with respect to the selling stockholders as follows: (i) the selling stockholder's name, (ii) the number of outstanding shares of common stock beneficially owned by the selling stockholder prior to this offering;
(iii) the number of shares of common stock to be beneficially owned by the selling stockholder after the completion of this offering assuming the sale of all of the shares of the common stock offered by the selling stockholder; and
(iv) if one percent or more, the percentage of outstanding shares of common stock to be beneficially owned by the selling stockholder after the completion of this offering assuming the sale of all of the shares of common stock offered by each selling stockholder. Except as noted, none of the selling stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

         The selling stockholders may sell all, or none of their shares in this offering. See "Plan of Distribution."

-----------------------------------------------------------------------------------------------------------------------------------
                                                Total
                           Total Shares of    Percentage                                                                Percentage
                            Common Stock      of Common      Shares of                                     Beneficial   of Common
                            Issuable Upon       Stock,      Common Stock    Beneficial     Percentage of   Ownership   Stock Owned
                            Conversion of      Assuming      Included in    Ownership      Common Stock    After the      After
        Name               Notes, Warrants       Full        Prospectus     Before the     Owned Before    Offering     Offering
                           and/or Options     Conversion                    Offering*       Offering*        (3)           (3)
-----------------------------------------------------------------------------------------------------------------------------------
Laurus Master Fund, Ltd.      76,786,090         18.99%      Up to          30,268,966(1)      4.99%          --            --
                                                             115,179,135
                                                             shares of
                                                             common stock
-----------------------------------------------------------------------------------------------------------------------------------


* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholder has contractually agreed to restrict its ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the secured convertible notes, options and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Assumes that all securities registered will be sold.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On December 15, 2000, we executed Revolving Line of Credit Promissory Notes and a related Security Agreement with an entity related to our Chairman, who is also a principal stockholder. Additional Promissory Notes have been entered into between us and several of our subsidiaries and affiliates and entities related to Mr. Stanton on January 28, 2003 that have a similar Security Agreement. All Promissory Notes are payable on demand. The promissory note executed by us bears interest at the rates of 9.9% and 10% per annum. As of December 31, 2004, the balance owed to entities related to Mr. Stanton was $6,672,519. Although these advances are due on demand, the stockholder and parties related thereto has agreed to not demand payment prior to January 1, 2006 or has subsequently converted portions thereof to equity. As such, these liabilities are classified as long-term in the accompanying balance sheet.

     FECP Corporation and other entities related to Mr. Stanton have paid for various administrative services as well as other purchases on our behalf. The cost of these services and purchases have been added to the balance of the Promissory Notes. In addition, the cost of insurance coverage for us that has been paid by FECP Corporation has also been included in the balance of the Promissory Notes.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED


Common Stock

         We are authorized to issue up to 500,000,000 shares of common stock, par value $.0001. As of May 24, 2005, there were 491,413,360 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

         On May 24, 2004, the stockholders of our company holding a majority of the outstanding shares of common stock approved an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 750,000,000 shares.

         On April 29, 2005, we filed a preliminary information statement disclosing the increase with the Securities and Exchange Commission and on May 25, 2005 we filed a definitive information statement. We will amend our Articles of Incorporation to increase the authorized common stock 20 days after the mailing of the definitive information statement to stockholders.

Transfer Agent and Registrar

         We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


         Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Florida Business Corporation Act. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

         o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

         o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o  Privately negotiated transactions;

         o  In connection with short sales of company shares;

         o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

         o  By pledge to secure debts of other obligations;

         o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

         o  In a combination of any of the above.

         These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

         The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

         From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

         To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

         The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

         A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer their common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

         The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

         We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  PENNY STOCK


         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o obtain financial information and investment experience objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                       TERMS OF SECURED CONVERTIBLE NOTES


         To obtain funding for general corporate purposes we entered into agreements with Laurus, pursuant to which we sold convertible debt, an option and a warrant to purchase our common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

         o a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;

         o a secured convertible term note with a principal amount of $3,000,000;

         o a common stock purchase warrant to purchase 11,162,790 shares of our common stock, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and

         o an option to purchase 24,570,668 shares of our common stock, at a purchase price equal to $0.01 per share, exercisable for a period of six years

         At the closing of the foregoing financing from Laurus, on March 31, 2005, we received $3,000,000 in connection with the convertible term note. In addition, we are permitted to borrow an amount based upon our eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, we received an additional $3,600,000 for an aggregate of $6,600,000 in financing from Laurus.

         We must pay certain fees in the event the facility is terminated prior to expiration. Our obligations under the notes are secured by all of our assets, including but not limited to inventory, accounts receivable and a pledge of the stock of Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., our active subsidiaries. The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock. Annual interest on the convertible term note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock.

         The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder's option
(i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. We may redeem the term note in cash by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

         The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on April 1, 2005. The secured convertible minimum borrowing note may be redeemed by us in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

         Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

         120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of the outstanding shares of our common stock.

         A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

                                  LEGAL MATTERS


         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Our financial statements as of December 31, 2004, and for each of the years in the two year period then ended, have been included herein in reliance upon the report of Aidman, Piser & Company, P.A., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION


         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of EarthFirst Technologies, Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES




For the Period Ended March 31, 2005 and March 31, 2004

         Condensed Consolidated Balance Sheets as of March 31 2005
            (Unaudited) and December 31, 2004................................F-2
         Condensed Consolidated Statements of Operations (Unaudited).........F-3
         Condensed Consolidated Statements of Operations (Unaudited).........F-4
         Condensed Consolidated Statements of Stockholders' Equity as of
            March 31, 2005 (unaudited) and December 31, 2004.................F-6
         Notes to Condensed Consolidated Financial Statements)...............F-7

For the Years Ended December 31, 2004 and December 31, 2003

         Report of Independent Registered Public Accounting Firm............F-12
         Consolidated Balance Sheets as of December 31, 2004)...............F-13
         Consolidated Statement of Operations...............................F-14
         Consolidated Statements of Stockholders' Equity (Deficit)..........F-15
         Consolidated Statement of Cash Flows...............................F-16
         Notes to Consolidated Financial Statements.........................F-18

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                                   March 31,
                                                                                      2005            December 31,
                                                                                   (Unaudited)            2004
                                                                                   ------------       ------------
Current assets:
   Cash                                                                            $  6,639,765       $  1,482,383
   Accounts receivable - net                                                          5,700,077          8,511,692
   Cost and estimated earnings in excess of
     billings on uncompleted contracts                                                1,236,719            986,269
   Inventory                                                                          1,391,827          1,400,635
   Prepaid expenses and other current assets                                            223,519             75,034
                                                                                   ------------       ------------
     Total current assets                                                            15,191,907         12,456,013

Property and equipment, net                                                           4,107,426          4,340,490
Investments - at cost                                                                   300,000
Intangible assets                                                                    15,323,152         15,323,152
Loan costs and discounts                                                                390,290
Other assets                                                                            276,897            571,603
                                                                                   ------------       ------------
                                                                                   $ 35,589,672       $ 32,691,258
                                                                                   ============       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of long term debt                                           $     71,786       $    151,898
    Secured revolving note payable                                                    2,600,000
    Secured convertible term note payable                                               600,000
    Liabilities subject to compromise                                                                      500,000
    Liabilities not subject to compromise                                                                1,850,000
    Accounts payable and accrued expenses                                             4,804,583          6,111,140
    Billings in excess of cost and estimated
     earnings on uncompleted contracts                                                1,742,696          1,047,565
    Current maturities of notes payable, related parties                                                   715,122
                                                                                   ------------       ------------
     Total current liabilities                                                        9,819,065         10,375,725
                                                                                   ------------       ------------

Secured revolving note payable, non current                                           1,000,000
Secured convertible term note payable, non current                                    2,400,000
Liabilities subject to compromise - non current                                       3,393,359          3,394,208
Liabilities not subject to compromise - non current                                                      4,199,866
Other liabilities                                                                       959,400          1,081,802
Notes payable, related parties, less current maturities                                                  6,697,519
Long term debt, less current maturities                                                                    120,785
                                                                                   ------------       ------------
     Total liabilities                                                               17,571,824         25,869,905
Majority interest                                                                     1,200,000          1,254,025
Commitments and contingencies                                                                --                 --
Stockholders' equity:
   Common stock, par value $.0001, 500,000,000 shares authorized, 491,413,360 shares and 301,770,150 shares issued and outstanding
     at March 31, 2005 and December 31, 2004                                             49,141             30,177
   Additional paid-in capital                                                        72,580,376         56,795,183
   Accumulated deficit                                                              (54,543,609)       (49,989,972)
                                                                                   ------------       ------------
                                                                                     18,085,908          6,835,388
   Less treasury stock (1,950,000 shares at cost)                                    (1,268,060)        (1,268,060)
                                                                                   ------------       ------------
       Total stockholders' equity:                                                   16,817,848          5,567,328
                                                                                   ------------       ------------

                                                                                   $ 35,589,672       $ 32,691,258
                                                                                   ============       ============

            See notes to condensed consolidated financial statements.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

                                                          Three Months Ended
                                                               March 31,
                                                       2005                2004
                                                   -------------       -------------
Revenue                                            $   8,168,099       $      15,000
Cost of sales                                          6,247,451
                                                   -------------       -------------
Gross profit                                           1,920,648              15,000

Selling, general and administrative expenses           1,203,087             137,915
Research and development expenses                        193,327           1,908,547
                                                   -------------       -------------

Income (loss) from operations before
   reorganization item, income
   taxes and majority interest                           524,234          (2,031,462)

Other income (expense):
   Gain on extinguishment of debt, bankruptcy          2,178,568
   Loss on disposal of assets                             (3,031)
   Miscellaneous income                                   33,294
Interest expense                                         (79,430)            (51,399)
   Interest expense - beneficial conversion           (6,600,000)
                                                   -------------       -------------
Income (loss) before reorganization item,
   income taxes and majority interest                 (3,946,365)         (2,082,861)

   Reorganization item, professional
     fees related to bankruptcy and
     pursuit of claims                                  (323,661)
                                                   -------------       -------------
Loss before income taxes
   and majority interest                              (4,270,026)         (2,082,861)

   Income tax benefit
                                                   -------------       -------------
Loss before majority interest                         (4,270,026)         (2,082,861)
   Majority interest                                    (145,975)
                                                   -------------       -------------

Loss from continuing operations                       (4,416,001)         (2,082,861)

Loss on disposal of discontinued operations             (137,636)
                                                   -------------       -------------

Net Loss                                           $  (4,553,637)      $  (2,082,861)
                                                   =============       =============


Net Loss per common share                          $        (.01)      $        (.01)
                                                   =============       =============

Weighted average shares outstanding                  379,734,581         227,479,823
                                                   =============       =============


            See notes to condensed consolidated financial statements.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


                                                             2005              2004
                                                          -----------       -----------
Cash flows from operating activities:
    Net income (loss)                                     $(4,553,637)      $(2,082,861)
    Adjustments to reconcile net loss to
       net cash flows from operating activities:
         Expenses funded through stock issuance             1,800,000
         Beneficial conversion                              6,600,000
         Depreciation                                          77,342             2,245
         Gain on cancellation of debt                      (2,178,568)
         Loss on disposal of discontinued operations          137,636
         Loss on disposal of assets                            18,086
    Increase (decrease) in cash due to changes in:
       Current assets                                       2,716,194
       Current liabilities                                   (736,005)          862,591
                                                          -----------       -----------
Net cash flows from operating activities                    2,081,048           581,975
                                                          -----------       -----------

Cash flows from investing activities:
    Acquisition of property and equipment                  (1,635,000)
    Purchase of marketable securities                        (300,000)
                                                          -----------       -----------
Net cash flows from investing activities                     (300,000)       (1,635,000)
                                                          -----------       -----------

Cash flows from financing activities:
    Proceeds from note payable, related party               1,791,516         1,049,496
    Repayment of long-term debt                            (2,896,077)
    Proceeds from Laurus credit facility                    4,480,895
                                                          -----------       -----------
Net cash flows from financing activities                    3,376,334         1,049,496
                                                          -----------       -----------

Increase (decrease) in cash                                 5,157,382            (3,529)
Cash, beginning of period                                   1,482,383             3,529
                                                          -----------       -----------

Cash, end of period                                       $ 6,639,765       $        --
                                                          ===========       ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

During 2005, the Company:

o Converted $9,204,157 of related party debt to 189,643,210 shares of common stock

o  Loan costs of $390,290 funded through proceeds of Laurus credit facility

o Retired secured creditor in the amount of $1,676,967 through proceeds of Laurus credit facility

o Reduced accounts payable in the amount of $51,848 through proceeds of Laurus credit facility

o $1,109,408.74 of third party accounts payable and accrued expenses assumed by related party (converted to related party debt)

During 2004, the Company:

o Converted $3,934,010 of related party debt to 49,175,125 shares of common stock

o Converted $1,400,000 of related party debt to 10,000,001 shares of common stock

o Issued 15,000,000 shares of common stock in acquisition of the remaining 30% interest in a joint venture, the principal asset of which consisted of approximately $1,800,000 of in progress research and development, which is required to be expensed immediately.

o Issued 40,000,000 shares of common stock in exchange for the stock of Electric Machinery Enterprises, Inc. having net assets as follows:

         Cash                                                  $   3,174,317
         Accounts receivable and other assets                     11,460,476
         Property and equipment                                    2,023,364
         Other assets                                                390,289
         Value of goodwill associated with acquisition            15,323,152
         Accounts payable and other current liabilities          (6,540,682)
         Related party borrowings                                (4,199,926)
         Liabilities subject to compromise                      (14,540,195)
         Majority interest in Cayman joint venture                 (823,795)
                                                               -------------

         Value of common stock issued                          $   6,267,000
                                                               -------------


            See notes to condensed consolidated financial statements.

                                       EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                 Common Stock          Additional      Accumulated      Treasury
                                            Shares         Amount    Paid-in Capital     Deficit          Stock           Total
                                         ------------   ------------ ---------------   ------------    ------------    ------------
Balances, December 31, 2004               301,770,150   $     30,177   $ 56,795,183    $(49,989,972)   $ (1,268,060)   $  5,567,328
                                         ------------   ------------   ------------    ------------    ------------    ------------

Conversion of notes payable,
related party to stock                    189,643,210         18,964      9,185,193              --              --       9,204,157

Beneficial conversion                                                     6,600,000              --              --       6,600,000

Net income                                         --             --             --      (4,553,637)             --      (4,553,637)
                                         ------------   ------------   ------------    ------------    ------------    ------------

Balances March 31, 2005 (unaudited)       491,413,360   $     49,141   $ 72,580,376    $(54,543,609)   $ (1,268,060)   $ 16,817,848
                                         ============   ============   ============    ============    ============    ============


           See notes to condensed consolidated financial statements.

1. Nature of business, basis of presentation and summary of significant accounting policies:

      Nature of business:

      EarthFirst Technologies, Incorporated, a Florida Corporation formed in 1997, is a specialized holding company owning subsidiaries engaged in researching, developing and commercializing technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid waste, and in supplying electrical contracting services internationally.

      The Company's solid waste division, operated through World Environmental Solutions Company, Inc. (WESCO), a wholly owned subsidiary, remained focused on the demonstration and marketing of its first "Solid Waste Remediation Plant" in Mobile, Alabama. This unit is known as the "Catalytic Activated Vacuum Distillation Process ("CAVD") Reactor". This plant processes rubber tires extracting carbon and other raw materials for resale. This process efficiently disposes of the tires in an environmentally friendly way that allows raw materials from those waste products to be recycled and reused.

      The Company anticipates providing additional CAVD plants to customers in various industries. The Company will bring proven technology in replicating its production plants and distribution network for the disposal of the by-products produced in the process.

      The Company has developed technologies for the treatment of liquid waste products. The technology involves the use of high temperature plasma through which the liquid waste products are passed. The harmful properties contained in the liquid waste products are broken down at the molecular level as they pass through the plasma and a clean burning gas is produced.

      Through its Electric Machinery Enterprises, Inc. subsidiary (EME), the Company performs services as an electrical contractor and subcontractor in the construction of commercial and municipal projects primarily located in Florida and the Caribbean.

      Basis of presentation:

      The interim financial statements of EarthFirst Technologies, Incorporated and its subsidiaries ("EarthFirst" or the "Company") that are included herein are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations, although we believe the disclosures which have been made are adequate to make the information presented not misleading. In the opinion of management, these interim financial statements include all the necessary adjustments to fairly present the results of the periods presented. The interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2004 included in the Company's Annual Report on Form 10-KSB for the year then ended. The interim results reflected in the accompanying financial statements are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

      Variable Interest Entity:

      During 2004, the Company entered into a joint venture to operate Peleme, Ltd. (an EME affiliated Cayman company) to perform work in the Cayman Islands. The Shareholder Agreement provides for EME's 40% ownership interest; however, it entitles EME to 70% of the net profit of this project and EME is responsible for 100% of the financial support pursuant to the agreement. In accordance with SFAS Interpretation no. 46R, the Company has accounted for this investment as a variable interest entity and the accompanying financial statements include the assets and liabilities of Peleme and the majority interest in this entity. Accordingly, the joint venture financial statements have been combined with those of the Company.

      Principles of Consolidation:

      The financial statements include the consolidated accounts of EarthFirst Technologies Incorporated and all of its subsidiaries (including the variable interest entity discussed above) (collectively, the "Company"). All significant intercompany transactions and accounts have been eliminated.

      Cash and cash equivalents:

      Cash and cash equivalents are comprised of highly liquid instruments with original maturities of three months or less. The Company maintains its financial instruments in a variety of high-credit quality financial institutions. The cash balance includes no cash equivalents at March 31, 2005.

      Accounts Receivable and Customer Concentrations:

      Accounts receivable are customer obligations due under normal trade terms. Retainage on construction contracts, which aggregate $712,203 and are included in accounts receivable, are contractual obligations of the customer that are withheld from progress billings until project completion. The Company performs continuing credit evaluations of its customers' financial condition and does not require collateral.

      Senior management reviews receivables on a monthly basis to determine if any amounts may become uncollectible. Any contract receivable balances that are determined to be uncollectible, along with a general reserve, are included in the allowance for doubtful accounts. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes the allowance for doubtful accounts of $200,000 is adequate as of March 31, 2005.

      Accounts receivables from one customer accounted for 27% of the Company's trade accounts receivable balance at March 31, 2005. In addition, revenues from this one customer represented approximately 73% of all offshore sales and approximately 45% of total sales in 2005. This Construction contract is performed in the Cayman Islands.

      Inventory:

      Inventory, which consists primarily of electrical and construction supplies, is stated at the lower of cost of market, determined by the first-in, first-out method. The Company takes a complete physical inventory at year end.

      Property and equipment:

      Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 5-7 years for machinery, computer equipment, office equipment and furniture. Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset. Depreciation relating to the CAVD Reactor will commence when the reactor begins revenue generating operations.

      Impairment of goodwill and long-lived assets:

      In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), the Company reviews its non-amortizable long-lived assets, including intangible assets and goodwill for impairment annually, or sooner whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Other depreciable or amortizable assets are reviewed when indications of impairment exist. Upon such an occurrence, recoverability of these assets is determined as follows. For long-lived assets that are held for use, the Company compares the forecasted undiscounted net cash flows to the carrying amount. If the long-lived asset is determined to be unable to recover the carrying amount, than it is written down to fair value. For long-lived assets held for sale, assets are written down to fair value. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature or the assets. Intangibles with indefinite lives are tested by comparing their carrying amounts to fair value. Impairment within goodwill is tested using a two step method. The first step is to compare the fair value of the reporting unit to its book value, including goodwill. If the fair value of the unit is less than its book value, the Company than determines the implied fair value of goodwill by deducting the fair value of the reporting unit's net assets from the fair value of the reporting unit. If the book value of goodwill is greater than its implied fair value, the Company writes down goodwill to its implied fair value. The Company's goodwill relates to the acquisition of Electric Machinery Enterprises, Inc.

      Income taxes:

      Deferred income tax assets and liabilities are computed annually for differences between the financial statement and federal income tax basis of assets and liabilities that will result in taxable income or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized

      Revenue recognition:

      Revenues recognized from solid waste transactions during 2004 are the result of contracted monthly minimum draws against sales commissions on the products of a polymer manufacturing company, and the receipt of license fees granting the exclusive option to purchase total rights to the CAVD technology for use in certain geographical areas. License revenue is recognized upon receipt as there are no future obligations associated with such revenue. There are no revenues recognized from solid waste transactions during the quarter ended March 31, 2005.

      The Company uses the percentage-of-completion method of accounting for contract revenue from electrical contracts where percentage of completion is computed on the cost to total cost method. Under this method, contract revenue is recorded based upon the percentage of total contract costs incurred to date to total estimated contract costs, after giving effect to the most recent estimates of costs to complete. Revisions in costs and revenue estimates are reflected in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined without regard to the percentage-of-completion. Because of the inherent uncertainties in estimating costs, it is possible that the estimates used will change.

      Contract Claims

      As of March 31, 2005 the Company has certain contracts and claims in various stages of negotiation, arbitration and litigation in the approximate amount of $9,000,000. The Company is attempting to resolve these matters, and expects to be successful in recovering these amounts. However, as in all matters in litigation, the outcome is not certain and amounts recovered, if any, could be materially different than expected. These amounts, which are not carried as assets on the balance sheet, will be recorded as revenue when such claims are settled.

      Fair value of financial instruments:

      At March 31, 2005, the carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable approximate fair value based either on the short term nature of the instruments or on the related interest rate approximating the current market rate.

      In February of 2005, the Company purchased 7,500,000 shares of Hybrid Fuel Systems, Inc. common stock for $300,000. Thus far during calendar 2005, Hybrid Fuel's shares have been trading at prices ranging from 40 to 90 cents per share. This investment is carried on the balance sheet at cost.

      Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates. Net income (loss) per share:

      The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding.

      Diluted net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding plus potential dilutive securities (common stock options and warrants).

      For the three months ended March 31, 2005 and 2004, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

      Recent accounting pronouncements

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges. "SFAS No. 151 requires that those items are recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion are based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any significant impact on the Company's current financial condition or results of operations.

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets--An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The adoption of SFAS No. 153 is not expected to have any impact on the Company's current financial condition or results of operations.

      In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transaction in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received to exchange for an award to equity instruments based on the grant-date fair value of the award. The cost is recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after June 15, 2005, with early adoption encouraged. The Company accounts for options issued to employees under APB 25; however currently has no unvested options outstanding. Adoption of this standard in 2005 will result in recognition of stock-based compensation determined using the fair value method for options issued in the future.

2.    Laurus Credit Facility

      On March 30, 2005, EarthFirst Technologies, Incorporated (the "Company") entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under
      Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

      o a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;

      o a secured convertible term note with a principal amount of $3,000,000;

      o a common stock purchase warrant to purchase 11,162,790 shares of common stock of the Company, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and

      o an option to purchase 24,570,668 shares of common stock of the Company, at a purchase price equal to $0.01 per share, exercisable for a period of six years.

      At the closing of the foregoing financing from Laurus, on March 31, 2005, the Company received $3,000,000 in connection with the convertible term note. In addition, the Company is permitted to borrow an amount based upon its eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, the Company received an additional $3,600,000 for an aggregate of $6,600,000 in financing from Laurus.

      The Company must pay certain fees in the event the facility is terminated prior to expiration. The Company's obligations under the notes are secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., the active subsidiaries of the Company. The notes mature on March 30, 2008. Annual interest on the convertible minimum borrowing note and the revolving note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 7.0%, subject to certain downward adjustments resulting from certain increases in the market price of the Company's common stock. Annual interest on the convertible term note is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.5%, subject to certain downward adjustments resulting from certain increases in the market price of the Company's common stock.

      The principal amount of the secured convertible term note is repayable at the rate of $100,000 per month together with accrued but unpaid interest, commencing on October 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 2% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.19. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $.209, the Company may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The Company in cash may redeem the term note by paying the holder 125% of the principal amount, plus accrued interest during the first year of the note, 115% of the principal amount, plus accrued interest during the second year of the note and 110% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

      The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on April 1, 2005. The secured convertible minimum borrowing note may be redeemed by the Company in cash by paying the holder 103% of the principal amount, plus accrued interest during the first year of the note, 102% of the principal amount, plus accrued interest during the second year of the note and 101% of the principal amount, plus accrued interest thereafter. The holder of the term note may require the Company to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.19.

      Upon an issuance of new shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

      120% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes. Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of the Company.

      The Company is obligated to file a registration statement registering the resale of shares of the Company's common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by May 30, 2005, or declared effective within 60 days thereafter, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

      The Company paid a fee at closing to Laurus Capital Management LLC, the manager of the Laurus Master Funds, Ltd., equal to 3.6% of the total maximum funds to be borrowed under the Company's agreements with Laurus.

3.    Satisfaction of all Secured Debt

      On March 31, 2005, with the closing of the Laurus Credit Facility, the Company was able to take advantage of discounts available through the approved reorganization plan for its wholly owned subsidiary, EME., and completely satisfy all remaining obligations associated with the secured debt, resulting in a gain on extinguishment of debt in the amount of $2,178,568.

4.    Sale of Subsidiary

      On March 23, 2005, the Company closed on the sale of EM Enterprises General Contractors, Inc., a subsidiary of EME for $900,000. Pursuant to the "EMEGC Stock Sale Agreement, the transaction has been accounted for with an effective date of January 1, 2005. The proceeds of the sale went to the secured creditor as a part of accomplishing the satisfaction of the secured debt.

5.    Contracts in Progress

      Uncompleted contracts are summarized as follows:

           Costs incurred on uncompleted contracts                             $ 10,293,454
           Estimated earnings on uncompleted contracts                            1,420,719
                                                                               ------------
                                                                                 11,714,173
           Less billings to date                                                (12,220,150)
                                                                               ------------
                                                                               $   (505,977)

The components of this amount are included on the balance sheet under the following captions:

            Costs and estimated earnings in excess of billings on
            Uncompleted contracts                                              $ 1,236,719

            Billings in excess of costs and estimated earnings on
            uncompleted contracts                                               (1,742,696)
                                                                               -----------
                                                                               $  (505,977)

6.       Property, Plant and Equipment

         Property, plant and equipment consisted of the following at March 31, 2005:

            Land                                                               $    52,244
            Buildings                                                            1,267,139
            Leasehold improvements                                                 825,429
            Equipment                                                            2,080,767
            Vehicles                                                               902,705
            Furniture, fixtures and other                                          150,898
                                                                               -----------
                                                                                 5,279,182
            Less accumulated depreciation                                       (3,416,893)
                                                                               -----------
                                                                                 1,862,289
            Construction in process                                              2,245,137
                                                                               -----------
                                                                               $ 4,107,426
                                                                               ===========

      Construction in process represents the costs of constructing the Company's first CAVD reactor in Mobile, Alabama. This reactor is anticipated to be placed in service in the second quarter of 2005.

7.    Notes Payable / Credit Facility

      Notes payable consisted of the following at March 31, 2005:

      Promissory note payable to vendor in lieu of payment on administrative claim, no accrued interest; bi monthly payments of $7,500, with final
      payment of $25,638 by January 1, 2006                                         63,138

         Installment notes payable to a bank and finance company, with Monthly payments of approximately $1,372 including interest monthly payments of approximately $8,157 including interest, from
         5.33% to 15%, secured by equipment                                          8,648
                                                                               -----------
                                                                               $    71,786
         Less current maturities                                                   (71,786)
                                                                               -----------
         Notes payable - non-current portion                                   $     - 0 -
                                                                               ===========


         Credit facilities payable consisted of the following at March 31, 2005:

         Secured Revolving Note, Laurus, including a Convertible Minimum
         Borrowing Note component of $ 1,000,000 secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge  of the stock of all of its subsidiaries, bearing interest at prime plus 2.0%
         (7.75% at March 31, 2005)                                             $ 3,600,000
                                                                               -----------

         Secured Convertible Term Note, Laurus, secured by all of the assets of the Company, including but not limited to inventory, accounts receivable and a pledge of the stock of all of its subsidiaries, due in 30 monthly installments of $100,000 plus interest at prime plus
         2.5% (8.25% at March 31, 2005) commencing October 1, 2005               3,000 000
                                                                               -----------
                                                                                 6,600,000
         Less current maturities                                                (3,200,000)
                                                                               -----------
         Credit facilities payable - non-current                               $ 3,400,000
                                                                               ===========

         Future maturities of notes payable are as follows:

                  Years ending March 31,
                                    2005                                       $    71,786
                                    2006                                             - 0 -
                                                                               -----------
                                                                               $    71,786

         Future maturities of credit facilities payable are as follows:

                  Years ending March 31,
                                    2005                                       $ 3,200,000
                                    2006                                         1,200,000
                                    2007                                         1,200,000
                                    2008                                         1,000,000
                                                                               -----------
                                                                               $ 6.600.000
                                                                               ===========

8.    EME Bankruptcy and Plan of Reorganization Obligations

      On May 29, 2003, ("Petition Date"), Electric Machinery Enterprises, Inc. (the "Debtor") filed a petition or relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida ("the Bankruptcy Court"). Under Chapter 11, certain claims against the debtor in existence prior to the filing of the petitions for relief under the Bankruptcy Code were stayed while the Debtor continued business operations as Debtor-In-Possession. The remaining balances of these claims as of March 31, 2005, are reflected in the balance sheet as liabilities subject to compromise and accounts payable.

      The Plan of Reorganization (the "Plan") filed on behalf of Electric Machinery Enterprises, Inc. was confirmed by the Bankruptcy Court on December 9, 2004. The plan provides for the restructure of debt, and orderly discharge of pre-petition priority and administrative claims. The restructured obligations under the Plan as of March 31, 2005 consisted of the following:

                  Administrative debt
                       Costs and legal expenses for the administration of
                       the reorganization case                                 $   197,989
                  Priority claims pre-petition
                       Federal and state priority tax claims                        24,874
                  Unsecured debt
                       75% of liability from settlement of lawsuit               3,075,000
                       75% of pre-petition accounts payable                        318,359
                                                                               -----------

                                                                               $ 3,616,222

         The Plan of Reorganization Obligations are included in the balance sheet in the following categories:

                  Current liabilities:
                           Accounts payable and accrued expenses               $   222,863
                  Liabilities subject to compromise - non current                3,393,359
                                                                               -----------

                                                                               $ 3,616,222
                                                                               ===========

      The administrative debt and priority claims are to be paid out of normal operations and are anticipated to be paid within the year. The settlement amount of $3,075,000, included in unsecured debt can be paid off for $2,275,000 if paid within one year. The intent of management is to discount this amount further, and pay it off as quickly as possible. The pre-petition accounts payable required a $500,000 payment to the bankruptcy trustee in January 2005, which was made, with the balance paid off as quickly as possible; however there are no specific payment terms beyond this $500,000.

9.    Commitments and Contingencies

      Lease obligations:

      The Company leases vehicles under noncancellable operating leases for periods up to four years. In addition, the Company conducts its operations in a facility leased from a related corporation owned by stockholders of Electric Machinery Enterprises, Inc.

      The total rent expense for the three months ended March 31, 2005 was approximately $173,762, of which approximately $166,262 was for the facility leased from a related corporation.

      Approximate future minimum rentals on noncancellable leases at March 31, 2005 are as follows:

                            Year ending March 31,

                                    2005                    $      733,226
                                    2006                           559,106
                                                            --------------
                                                            $    1,292,332

      Legal proceedings:

      The Company is involved in litigation with Ruggero Maria Santilli ("Santilli"), The Institute for Basic Research, Inc. ("IBR"), and Hadronic Press, Inc. ("Hadronic") concerning certain aspects of the Company's liquid waste technologies.

      The matters contemplated above will be referred to as the "Santilli Suit" and the "Hadronic Suit". Hadronic claims to own the intellectual property rights to one or more aspects of the Company's liquid waste technologies. Management continues to believe that the Company owns all of the intellectual property rights necessary to commercialize and further develop its liquid and solid waste technologies without resorting to a license from any third parties.

      During 2004, the Company has attempted to reach agreement with Santilli and his related parties to resolve the differences between the parties. As of this date, the parties are continuing their efforts to resolve their differences.

      The litigation described above does not involve the technology the Company is developing in connection with its efforts for the processing of used automotive tires.

      The Company is also involved in disputes with vendors for various alleged obligations associated with operations that were discontinued in prior years. Several disputes involve deficiency balances associated with lease obligations for equipment acquired by the Company for its contract manufacturing and BORS Lift operations that were discontinued during calendar 2000. The machinery and equipment associated with many of these obligations has been sold with the proceeds paid to the vendor or the equipment has been returned to the vendor. Several of the equipment leasing entities claim that balances on the leases are still owed.

      The Florida Department of Revenue (the "DOR") has conducted an examination of the Company's Florida Sales and Use Tax Returns from its inception through June 30, 2001.

      The Company has other litigation and disputes that arise in the ordinary course of its business. The Company has accrued amounts for which it believes all of its disputes will ultimately be settled.

10.   Retirement Plan

      The Company adopted a 401(k) savings plan effective January 1, 1997. The Plan covers all employees who are at least 18 years of age with one or more years of service. The Company did not make any discretionary contributions for the three months ended March 31, 2005 or 2004.

11.   Employee Stock Ownership Plan and Trust

      On December 12, 2004, Electric Machinery Enterprises, Inc. ("EME") terminated the EME Employee Stock Ownership Plan (the "Plan"). All employees who were not fully vested became 100% vested as of December 12, 2004. Participants of the Plan are to be distributed stock of EarthFirst Technologies, Inc. that is held in the EME Employee Stock Ownership Trust on their behalf. EME has no obligation for the repurchase of the stock distributed to the participants of the Plan because the shares are publicly traded and as such, there is a market available in which the participants may sell their shares.

12.   Variable Interest Entity

      During 2004, the Company entered into a joint venture to operate Peleme, Ltd. (a Cayman company) to perform work in the Cayman Islands. The Shareholder Agreement provides for EME's 40% ownership interest; however, it entitles Electric Machinery to 70% of the net profit of this project and EME is responsible for 100% of the financial support pursuant to the agreement.

13.   Related party transactions:

      Material related party transactions that have been entered into by the Company that are not otherwise in these notes are summarized below:

      Notes payable, related parties consisted of two notes payable to an entity controlled by the Company's Chief Executive Officer (John Stanton) (also a principal stockholder) pursuant to revolving lines of credit secured by all of the assets of EarthFirst. During the three months ended March 31, 2005, this entity assumed $1,109,408.74 of the Company's third party accounts payable and accrued expenses resulting in a similar increase in amounts due to related party. To the extent that the related entity did not honor these liabilities, the Company remains contingently liable on such amounts. Management does not expect any of these claims to be asserted against the Company as Mr. Stanton has affirmatively indicated he and/or the related entity that assumed the liabilities will honor and/or otherwise resolve any such amounts with the third party creditors.

      On February 23, 2005, the entire remaining balance of amounts due under these notes in the amount of $9,204,157 was converted into 189,643,210 shares of the Company's common stock. As of March 31, 2005 there are no remaining amounts due to related parties.

      The Company leases and rents the real property, building, and all other improvements located at 2515 E Hanna Avenue, Tampa, Florida 33610 from Hanna Properties Corp., a related party affiliated with the President of EME. This property consists of 29,680 sq. ft. of office space, 80,320 sq. ft. of warehouse space and 26,992 sq. ft. of garage and workshop space. Monthly rental including sales tax, but excluding real estate taxes and insurances is $52,133. This lease obligation was assumed pursuant to EME's reorganization plan for a period of two years, at which time EarthFirst has the option to re-evaluate. This location is the corporate headquarters of EarthFirst Technologies Incorporated and its subsidiaries.

14.   Stockholders equity:

      On April 29, 2005, the Company filed schedule 14c preliminary information statement to inform the stockholders of record that the Articles of Incorporation are going to be amended restating the authorized limit of common stock the Company may issue from 500,000,000 to 750,000,000 shares.

      On January 26, 2004, the Company finalized a letter of understanding ("LOU") with World Environmental Solutions Company, LLC ("WESCO"), Harmony, LLC and Turner Industries ("Harmony/Turner") wherein the Company agreed to form a new LLC ("Holdings") to commercialize certain Solid Waste Technology. Pursuant to the LOU, Holdings agreed to fund $50,000 in engineering costs and provide management and expertise to create an operational plant. The agreement further specifies that Harmony, LLC and Turner Industries (Company whose Chairman is related to the President of the Company) agree to a cost plus construction contract to build the Solid Waste Remediation Plant and to maintain the capability to build four additional plants in the near term with a total of 43 plants projected within a 5 year period.

      On January 30, 2004, the Company and WESCO entered into a separate agreement whereby in exchange for 70% of Holdings (bringing the Company's ownership to 100% of this new joint venture holding company) the Company issued 15,000,000 shares of the Company's stock in exchange for certain solid waste technology owned by WESCO ("Solid Waste"). This transaction was valued at the common stock trading market value of $0.12 per share on the date of the agreement. Future stock issuances to the principals of WESCO contemplated under the agreement are as follows:

         Upon sale of first 13 reactors                  5 million common
         shares Upon sale of 13 additional reactors      5 million common shares

15.   Subsequent Events

      On April 29, 2005, the Company filed Schedule 14C, preliminary information statement in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock in lieu of a special meeting.

      This information statement was filed for the purpose of amending the articles of incorporation to increase the number of authorized shares of common stock to 750,000,000.

16.   Management's plans regarding liquidity and capital resources:

      The Company has experienced recurring net losses since its inception and, as such, experienced negative operating cash flows through most of 2004. The Company has historically funded these negative operating cash flows with proceeds from sales of common and preferred stock, as well as notes and convertible debentures payable.

      In December 2000 and again in January 2003, the Company entered into multiple revolving line of credit promissory notes with entities related to the Company's Chief Executive Officer, secured by all of the assets of the Company. Each revolving note was a demand loan, which meant that the lender could demand full repayment of the loan at any time. The promissory notes related to each revolving line of credit merely provided for a loan up to a stated amount. There was no obligation on the part of the related party to make any loans pursuant to these agreements if the loan balance was less than the stated amount. There was no obligation on the part of the related parties to make any additional loans.

      Historically, the related party lender has periodically agreed to convert portions of the loan balances into shares of the Company's common stock. During 2004, the related party converted $5,334,010 of these notes into shares of the Company's common stock.

      As of December 31, 2004, the Company owed $6,672,519 pursuant to these agreements. Subsequent to December 31, 2004, additional loans were made under these notes to help secure the outcome of the reorganization of EME. On February 23, 2005 the full balance of notes payable to related parties was converted into 189,643,210 shares of the Company's common stock.

      Since the acquisition of EME in August of 2004, the Company is no longer experiencing negative operating cash flows. Working capital as of March 31, 2005 was approximately $5.3 million and stockholders equity was approximately $16.8 million.

      The Company generated a net income in the fourth quarter of 2004 of $1,096,136, and a net operating profit of $524,234 in the first quarter of 2005. Although the statement of operations for the three months ended March 31, 2005 reflects a net loss of $4,553,637, cash flows from operations were $2,081,048.

      On March 30, 2005, the Company closed an agreement with Laurus Funds on a senior credit facility aggregating up to $8 million. The initial funding under this agreement was $6.6 million. This transaction allowed the Company to take advantage of discounts relative to the settlement of the secured debt in EME's bankruptcy, as well as provide working capital. Generally Accepted Accounting Principles require the convertible features of this financing and the options and warrants that accompany it to be recorded as a non-cash expense in the current period. The net effect of this accounting is to record a charge to earnings in the amount of $6,600,000.

      As a result of the completion of the various undertakings of 2004, the acquisition of WESCO, the completion of the CAVD plant in Mobile, Alabama, the acquisition and reorganization of EME, and the subsequent financing in 2005, the Company does not anticipate any additional loans from the related parties referred to above.

      The Company believes that through aggressive management of the resources within the Company and the funding obtained through the Laurus credit facility, the opportunities developed over the past few years are becoming available in a real sense.

      Electrical contracting through EME provides a strong revenue stream for funding future growth in all phases of the business. EME has been in business for over 75 years and has historically been profitable. The EarthFirst management team coupled with the years of experience embedded in the operations of EME provides potential for a solid consistent company. Profitability is being improved by the introduction of enhanced technology in the bidding process as well as a timelier monitoring of job progress as work is performed. More efficient data gathering and processing are providing better information through improved internal reporting models, affording management better information for decision making.

      EME has also developed a strategy to enter the residential marketplace as an electrical contractor. It is anticipated that EME may have certain competitive advantages that may allow it to successfully operate profitably in this market. These services are currently being offered on a small scale to prove the economic viability of this endeavor.

      The hurricane season of 2004, as unfortunate as it was, is providing a large expanse of work opportunity in the Caribbean islands. EME has a long history of providing services in these geographical areas, and management believes this will be a very strong segment of the Company's business for several years.

      The Company is also evaluating potential target acquisitions with strong synergies in the electrical contracting business. Management wants to bring a higher level of service to customers to not only solidify relationships, but to create a win win scenario of better service at better prices. This will be accomplished through the Company's ability to assist with the design of the construction projects, rather than just the installation.

      These strategies will afford stability to the electrical contracting business that is anticipated to help to expand the efforts in the commercialization of the solid and liquid waste technologies. Several licenses were sold and letters of intent signed during 2004 setting the stage for the CAVD technology during 2005.

      During the twelve months ended December 31, 2004, the Company received $100,000 from PEPER Holdings, LLC (PEPER), for a License Contract providing PEPER to secure the exclusive territory of Ciudad Juarez, Chihuahua, Mexico for 18 months, and the city of Guadalajara, Jalisco, Mexico for 6 months. During this period, PEPER intends to initiate construction of Catalytic Activated Vacuum Distillation (CAVD) plants that process rubber tire chips into usable energy products. The period of the exclusivity allows for environmental, political, and financial details to be finalized by PEPER. PEPER will purchase the plants from EFTI and own the plants. EFTI will receive a 15% royalty based on gross profit and a technical support contract for continuing services during the life of the plant. The plants will be built by Harmony, LLC, a Turner Industries company that built the operating plant in Mobile, Alabama

      The Company has signed a Letter of Intent with EarthClean Energy ("ECE") to license territories in Canada and for the sale of a CAVD Reactor. The agreement with ECE is a license for three provinces in Canada: Ontario, Quebec and Alberta. Pursuant to the agreement, a nonrefundable license fee of $1,000,000 US will be paid to EFTI within one year. At the signing of the Formal License Contract, a 10% deposit for the purchase of the first plant will be made with the balance secured by a Letter of Credit. ECE will own 100% of the plants and EFTI will receive royalties for continued services during the contract period.

      The Company has signed a Letter of Intent with San Vision Technology, Inc. ("SVT") to license the territory of Ocean City, New Jersey. At the signing of a contract for their first CAVD Reactor, 10% of the plant sale will be paid to EFTI with the balance secured by a Letter of Credit. SVT will own the CAVD Reactor(s) and EFTI will receive royalties for continued services during the contract period.

      The Letters of Intent with both EarthClean Energy and San Vision Technology are dependant upon completed carbon sales contracts by the Company.

      Based upon extensive work with significant companies in the carpet industry, EFTI is confident that the carpet industry will be a large market for the carbon by-product of the CAVD process.

      Our technology is gaining acceptance in areas where the sale of the carbon is becoming less important, and the benefit of destroying and/or converting the waste streams into usable by-products without contaminating the environment, is becoming more important.

      While management is confident that the above agreements and market opportunities will materialize, there can be no assurances.

             Report of Independent Registered Public Accounting Firm

Board of Directors

EarthFirst Technologies, Incorporated

Tampa, Florida

We have audited the accompanying consolidated balance sheet of EarthFirst Technologies, Incorporated and Subsidiaries (the "Company"), as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EarthFirst Technologies, Incorporated and Subsidiaries, at December 31, 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.



/s/ Aidman, Piser & Company, P.A.

March 18, 2005

Tampa, Florida

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004


                                     ASSETS

Current assets:
  Cash                                                                         $  1,482,383
  Accounts receivable - less $200,000 allowance for doubtful accounts             8,511,692
  Cost and estimated earnings in excess of billings on uncompleted contracts        986,269
  Inventory                                                                       1,400,635
  Prepaid expenses and other current assets                                          75,034
                                                                               ------------
  Total current assets                                                           12,456,013

Property and equipment, net                                                       4,340,490
Goodwill                                                                         15,323,152
Other assets                                                                        571,603
                                                                               ------------
                                                                               $ 32,691,258
                                                                               ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long term debt                                         $    151,898
  Liabilities subject to compromise                                                 500,000
  Liabilities not subject to compromise                                           1,850,000
  Accounts payable and accrued expenses                                           6,111,140
  Billings in excess of cost and estimated earnings on uncompleted contracts      1,047,565
  Current maturities of notes payable, related parties                              715,122
                                                                               ------------
  Total current liabilities                                                      10,375,725

Liabilities subject to compromise - Non current                                   3,394,208
Liabilities not subject to compromise - Non current                               4,199,866
Other liabilities                                                                 1,081,802
Notes payable, related parties, less current maturities                           6,697,519
Long term debt, less current maturities                                             120,785
                                                                               ------------
Total liabilities                                                                25,869,905

Majority interest in consolidated joint venture                                   1,254,025
Commitments and contingencies (note 15)                                                  --
Stockholders' equity:
  Common stock, par value $.0001, 500,000,000 shares authorized,
    301,770,150 shares issued and outstanding                                        30,177
  Additional paid-in capital                                                     56,795,183
  Accumulated deficit                                                           (49,989,972)
                                                                               ------------
                                                                                  6,835,388
  Less: treasury stock (1,950,000 shares at cost)                                (1,268,060)
                                                                               ------------
  Total stockholders' equity                                                      5,567,328
                                                                               ------------
                                                                               $ 32,691,258
                                                                               ============

                 See notes to consolidated financial statements.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                              2004                 2003
Revenue                                                                                   $  15,314,892       $          --
Cost of sales                                                                                11,209,802                  --
                                                                                          -------------       -------------
Gross profit                                                                                  4,105,090                  --
Selling, general and administrative expenses                                                  3,425,839             651,948
Research and development expenses                                                             2,474,949             345,057
Settlement expense                                                                                   --             280,000
                                                                                          -------------       -------------
Loss from operations before reorganization item, income taxes and majority interest          (1,795,698)         (1,277,005)
Other income (expense):
  Gain on extinguishment of debt, bankruptcy                                                  1,298,068             195,000
  Miscellaneous income (expense), net                                                           333,214
  Interest expense                                                                             (469,514)           (373,607)
                                                                                          -------------       -------------
Loss before reorganization item, income taxes and majority interest                            (633,930)         (1,455,612)
  Reorganization item, professional fees related to bankruptcy and pursuit of claims         (1,202,829)                 --
                                                                                          -------------       -------------
Loss before income taxes and majority interest                                               (1,836,759)         (1,455,612)
  Income tax benefit                                                                                 --                  --
                                                                                          -------------       -------------
Loss before majority interest                                                                (1,836,759)         (1,455,612)
  Majority interest in net income of consolidated joint venture                                (430,230)                 --
                                                                                          -------------       -------------
Loss from continuing operations                                                              (2,266,989)                 --
Discontinued operations                                                                              --              19,418
                                                                                          -------------       -------------
Net loss                                                                                  $  (2,266,989)      $  (1,436,194)
                                                                                          =============       =============
Loss per common share, basic and diluted:
  Continuing operations                                                                   $        (.01)      $        (.01)
  Discontinued operations                                                                            --                  --
                                                                                          -------------       -------------
  Net loss                                                                                $        (.01)      $        (.01)
                                                                                          =============       =============
Weighted average shares outstanding, basic and diluted                                      264,319,455         186,936,602
                                                                                          =============       =============

                 See notes to consolidated financial statements.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                Common Stock                 Additional
                         -----------------------------        Paid-in          Accumulated         Treasury
                           Shares            Amount           Capital            Deficit             Stock              Total
                         -----------      ------------      ------------      ------------       ------------       ------------
Balances, January        186,821,024      $     18,682      $ 42,996,889      $(46,286,789)      $ (1,268,060)      $ (4,539,278)
1, 2003
Issuance of stock            174,000                17             9,118                --                 --              9,135
as partial payment
to settle dispute
Capital                           --                --           356,744                --                 --            356,744
contribution
Issuance of stock            600,000                60            42,840                --                 --             42,900
to acquire
business
Net loss                          --                --                --        (1,436,194)                --         (1,436,194)
                         -----------      ------------      ------------      ------------       ------------       ------------
Balances, December       187,595,024            18,759        43,405,591       (47,722,983)        (1,268,060)        (5,566,693)
31, 2003
Conversion of             49,175,125             4,918         3,929,092                --                 --          3,934,010
notes payable,
related party to
stock
Conversion of             10,000,001             1,000         1,399,000                --                 --          1,400,000
notes payable,
related party to
stock
Issuance of stock         15,000,000             1,500         1,798,500                --                 --          1,800,000
to acquire WESCO
Issuance of stock         40,000,000             4,000         6,263,000                --                 --          6,267,000
to acquire EME
Net loss                          --                --                --        (2,266,989)                --         (2,266,989)
                         -----------      ------------      ------------      ------------       ------------       ------------
Balances December
31, 2004                 301,770,150      $     30,177      $ 56,795,183      $(49,989,972)      $ (1,268,060)      $  5,567,328
                         ===========      ============      ============      ============       ============       ============

notes to consolidated financial statements.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                           2004              2003
                                                                                        -----------       -----------
Cash flows from operating activities:
  Net loss                                                                              $(2,266,989)      $(1,436,194)
  Adjustments to reconcile net loss to net cash flows from operating activities:
    Majority interest in net income of consolidated joint venture                           430,230                --
    Intangible asset impairment                                                             142,900                --
    Depreciation and amortization                                                            77,342            15,081
    In-process research and development expensed at acquisition                           1,800,000                --
    Gain on extinguishment of debt, bankruptcy                                           (1,298,068)         (195,000)
    Loss on disposal of asset                                                                    --            33,300
    Increase (decrease) in cash due to changes in:
        Accounts receivable                                                              (1,047,553)               --
        Cost and estimated earnings in excess of billings on uncompleted contracts          620,585                --
        Inventory                                                                           336,520                --
        Prepaid expenses and other assets                                                   395,980                --
        Accounts payable and accrued expenses                                            (2,636,730)          110,483
        Billings in excess of cost and estimated earnings on uncompleted contracts         (225,119)               --
        Accrued interest on related party payables                                          244,571           373,607
                                                                                        -----------       -----------
Net cash flows from operating activities                                                 (3,426,331)       (1,098,723)
                                                                                        -----------       -----------
Cash flows from investing activities:
  Acquisition of property and equipment                                                  (2,376,545)               --
  Cash acquired in business acquisition                                                   3,174,317                --
  Cash paid for business acquisition                                                             --           (50,000)
                                                                                        -----------       -----------
Net cash flows from investing activities                                                    797,772           (50,000)
                                                                                        -----------       -----------
Cash flows from financing activities:
  Proceeds from notes payable related party                                               4,107,413         1,152,252
                                                                                        -----------       -----------
Net cash flows from financing activities                                                  4,107,413         1,152,252
                                                                                        -----------       -----------
Net change in cash                                                                        1,478,854             3,529
Cash, beginning of year                                                                       3,529                --
                                                                                        -----------       -----------
Cash, end of year                                                                       $ 1,482,383       $     3,529
                                                                                        ===========       ===========

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

Supplemental schedule of cash flow information

                                                          2004         2003
                                                        --------      -------
Cash paid during the year for interest                  $123,632      $    --
                                                        ========      =======
Cash paid during the year for income taxes              $    --       $    --
                                                        ========      =======

Supplemental schedule of non-cash financing and investing activities

During 2004, the Company

o Converted $3,934,010 of related party debt to 49,175,125 shares of common stock

o Converted $1,400,000 of related party debt to 10,000,001 shares of common stock

o Issued 15,000,000 shares of common stock in acquisition of the remaining 30% interest in a joint venture, the principal asset of which consisted of approximately $1,800,000 of in progress research and development, which is required to be expensed immediately.

o Issued 40,000,000 shares of common stock in exchange for the stock of Electric Machinery Enterprises, Inc. having net assets as follows:

      Cash                                                   $  3,174,317
      Accounts receivable and other current assets             11,460,476
      Property and equipment                                    2,023,364
      Other assets                                                390,289
      Value of goodwill associated with acquisition            15,323,152
      Accounts payable and other current liabilities           (6,540,682)
      Related party borrowings                                 (4,199,926)
      Liabilities subject to compromise                       (14,540,195)
      Majority interest in Cayman joint venture                  (823,795)
                                                             ------------
      Value of common stock issued                           $  6,267,000
                                                             ============

During 2003, the Company

o Settled $83,000 in disputed claims against the Company in exchange for 174,000 shares of common stock valued at $9,135 and $73,865 of other consideration that was funded by related party advances.

o Acquired the business assets of Applied Tech Consulting, Inc. in exchange for $50,000 in cash and 600,000 shares of common stock valued at $42,900 and an obligation to fund a remaining $50,000 in 2004.

o Repaid $450,000 in related party notes payable via a transfer of land with a cost basis of $93,256. The $356,744 differential between the cost basis of the land and the note obligation relieved has been recorded as a non-cash capital contribution.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

1. Nature of business, basis of presentation and summary of significant accounting policies:

Basis of presentation:

The financial statements of EarthFirst Technologies, Incorporated and its subsidiaries ("EarthFirst" or "the Company") that are included herein have been prepared in accordance with accounting principles generally accepted in the United States of America, and include all the necessary adjustments to fairly present the results of the periods presented.

On August 20, 2004, the Company acquired the stock of Electric Machinery Enterprises, Inc. ("EME") in exchange for 40,000,000 shares of the Company's common stock. The Company acquired EME after EME had sought protection from creditors under Chapter 11 of the United States Bankruptcy Code ("the Bankruptcy Code"). EME is located in Tampa, Florida, and is an electrical contractor engaged primarily in the electrical-related construction of industrial and commercial buildings primarily in Florida and the Caribbean. EME's construction contracts are typically twelve months or less, but may involve a longer duration of time depending upon the nature and size of the construction project. Through one of its subsidiaries, E.M. Enterprises General Contractors, Inc. ("EMEGC"), EME was involved in the construction of towers used in the cellular telephone industry. Through a second subsidiary, EME Modular Structures, Inc. ("EMEMS"), EMEMS was engaged in the construction of concrete modular buildings. EMEGC was sold subsequent to December 2004 (See Note 17). On December 9, 2004, EME's plan of reorganization was confirmed by the bankruptcy court and, as such, EME emerged from bankruptcy on that date.

Variable Interest Entity

During 2004, the Company entered into a joint venture to operate Peleme, Ltd. (an EME affiliated Cayman company) to perform work in the Cayman Islands. The Shareholder Agreement provides for EME's 40% ownership interest; however, it entitles EME to 70% of the net profit of this project and EME is responsible for 100% of the financial support pursuant to the agreement. Accordingly, the joint venture financial statements have been combined with those of the Company.

Nature of business:

EarthFirst is a research-based enterprise committed to the development and commercialization of technologies that will produce economically and environmentally superior products from carbon-rich solid and liquid materials considered wastes. As part of its efforts, the Company is also attempting to develop and commercialize applications of its technologies for the efficient production of alternative fuels. Additional applications of the Company's technologies are focused on the environmentally desirable processing, destruction, purification, and/or remediation of harmful liquid and solid wastes.

Through its subsidiary EME, the Company performs services as an electrical contractor and subcontractor in the construction of commercial and municipal projects primarily located in Florida and the Caribbean.

Through the Company's solid waste division, efforts remain focused on the demonstration and marketing of its first "Solid Waste Remediation Plant" in Mobile, Alabama. This unit is known as the "Catalytic Activated Vacuum Distillation Process ("CAVD") Reactor". This plant processes rubber tires extracting carbon and other raw materials for resale. This process efficiently disposes of the tires in an environmentally friendly that allows raw materials from those waste products to be recycled and reused.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

1. Nature of business, basis of presentation and summary of significant accounting policies (continued):

The Company anticipates providing additional CAVD plants to customers in various industries. The Company will bring proven technology in replicating its production plants and distribution network for the disposal of the by-products produced in the process.

The Company has developed technologies for the treatment of liquid waste products. The technology involves the use of high temperature plasma through which the liquid waste products are passed. The harmful properties contained in the liquid waste products are broken down at the molecular level as they pass through the plasma and a clean burning gas is produced.

Principles of Consolidation:

The financial statements include the consolidated accounts of EarthFirst Technologies Incorporated and all of its subsidiaries (including the variable interest entity discussed above) (collectively, the "Company"). All significant intercompany transactions and accounts have been eliminated.

In connection with its acquisition of EME, the Company acquired an investment in Peleme, Ltd., an EME affiliated Cayman Islands Company. The agreement provides for a 40% ownership interest with 70% share of profits or losses; however EME is responsible for 100% of the financial support pursuant to the agreement. In accordance with SFAS Interpretation no. 46R, the Company has accounted for this investment as a variable interest entity and the accompanying financial statement include the assets and liabilities of Peleme and the majority interest in this entity, with results of operations from the date of acquisition.

Cash and cash equivalents:

Cash and cash equivalents are comprised of highly liquid instruments with original maturities of three months or less. The Company maintains its financial instruments in a variety of high-credit quality financial institutions. The cash balance includes no cash equivalents at December 31, 2004.

Accounts Receivable and Customer Concentrations:

Accounts receivable are customer obligations due under normal trade terms. Retainage on construction contracts, which aggregate $521,261 and are included in accounts receivable, are contractual obligations of the customer that are withheld from progress billings until project completion. The Company performs continuing credit evaluations of its customers' financial condition and does not require collateral.

Senior management reviews receivables on a monthly basis to determine if any amounts may become uncollectible. Any contract receivable balances that are determined to be uncollectible, along with a general reserve, are included in the allowance for doubtful accounts. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes the allowance for doubtful accounts of $200,000 is adequate as of December 31, 2004.

Accounts receivables from one customer accounted for 25% of the Company's trade accounts receivable balance at December 31, 2004. In addition, revenues from this one customer represented approximately 80% of all offshore sales and approximately 36% of total sales in 2004. This Construction contract is performed in the Cayman Islands. There were no receivables or revenue concentrations in 2003.

Inventory:

Inventory, which consists primarily of electrical and construction supplies, is stated at the lower of cost of market, determined by the first-in, first-out method. The Company takes a complete physical inventory at year end.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

1. Nature of business, basis of presentation and summary of significant accounting policies (continued):

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from 5-7 years for machinery, computer equipment, office equipment and furniture. Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset. Depreciation relating to the CAVD Reactor will commence when the reactor begins revenue generating operations.

Impairment of goodwill and long-lived assets:

In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), the Company reviews its non-amortizable long-lived assets, including intangible assets and goodwill for impairment annually, or sooner whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Other depreciable or amortizable assets are reviewed when indications of impairment exist. Upon such an occurrence, recoverability of these assets is determined as follows. For long-lived assets that are held for use, the Company compares the forecasted undiscounted net cash flows to the carrying amount. If the long-lived asset is determined to be unable to recover the carrying amount, than it is written down to fair value. For long-lived assets held for sale, assets are written down to fair value. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature or the assets. Intangibles with indefinite lives are tested by comparing their carrying amounts to fair value. Impairment within goodwill is tested using a two step method. The first step is to compare the fair value of the reporting unit to its book value, including goodwill. If the fair value of the unit is less than its book value, the Company than determines the implied fair value of goodwill by deducting the fair value of the reporting unit's net assets from the fair value of the reporting unit. If the book value of goodwill is greater than its implied fair value, the Company writes down goodwill to its implied fair value. The Company's goodwill relates to the acquisition of Electric Machinery Enterprises, Inc.

Income taxes:

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and federal income tax basis of assets and liabilities that will result in taxable income or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized

Revenue recognition:

Revenues from solid waste transactions recognized during the year ended December 31, 2004 are the result of contracted monthly minimum draws against sales commissions on the products of a polymer manufacturing company, and the receipt of license fees granting the exclusive option to purchase total rights to the CAVD technology for use in certain geographical areas. License revenue is recognized upon receipt as there are no future obligations associated with such revenue.

The Company uses the percentage-of-completion method of accounting for contract revenue from electrical contracts where percentage of completion is computed on the cost to total cost method. Under this method, contract revenue is recorded based upon the percentage of total contract costs incurred to date to total estimated contract costs, after giving effect to the most recent estimates of costs to complete. Revisions in costs and revenue estimates are reflected in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined without regard to the percentage-of-completion. Because of the inherent uncertainties in estimating costs, it is possible that the estimates used will change.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


1. Nature of business, basis of presentation and summary of significant accounting policies (continued):

Contract Claims

As of December 31, 2004 the Company has certain contracts and claims in various stages of negotiation, arbitration and litigation in the approximate amount of $9,000,000. The Company is attempting to resolve these matters, and expects to be successful in recovering these amounts. However, as in all matters in litigation, the outcome is not certain and amounts recovered, if any, could be materially different than expected. These amounts, which are not carried as assets on the balance sheet, will be recorded as revenue when such claims are settled.

Fair value of financial instruments:

At December 31, 2004, the carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable approximate fair value based either on the short term nature of the instruments or on the related interest rate approximating the current market rate

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

Net loss per share:

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding plus potential dilutive securities (common stock options and warrants). For the years ended December 31, 2004 and 2003, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent accounting pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges. "SFAS No. 151 requires that those items are recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion are based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any significant impact on the Company's current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets--An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The adoption of SFAS No. 153 is not expected to have any impact on the Company's current financial condition or results of operations.

In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transaction in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received to exchange for an award to equity instruments based on the grant-date fair value of the award. The cost is recognized over the period during which the employee is required to provide service in exchange for the award. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after June 15, 2005, with early adoption encouraged. The Company accounts for options issued to employees under APB 25; however currently has no unvested options outstanding. Adoption of this standard in 2005 will result in recognition of stock-based compensation determined using the fair value method for options issued in the future.

2. Management's plans regarding liquidity and capital resources:

The Company has experienced recurring net losses since its inception and, as such, experienced negative operating cash flows through most of 2004. The Company has historically funded these negative operating cash flows with proceeds from sales of common and preferred stock, as well as notes and convertible debentures payable.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

In December 2000 and again in January 2003, the Company entered into multiple revolving line of credit promissory notes with entities related to the Company's Chief Executive Officer, secured by all of the assets of the Company. Each revolving note is a demand loan, which means the lender can demand full repayment of the loan at any time. The promissory notes related to each revolving line of credit merely provided for a loan up to a stated amount. There is no obligation on the part of the related party to make any loans pursuant to these agreements if the loan balance is less than the stated amount. There is no obligation on the part of the related parties to make any additional loans.

During 2004, the Company continued to rely almost entirely on additional loans made by the related parties pursuant to these notes in order to finance its operations. The amounts received during 2004 and 2003 from these sources totaled approximately $4,100,000 and $1,150,000 respectively.

Historically, the related party lender has periodically agreed to convert portions of the loan balances into shares of the Company's common stock. During 2004, the related party converted $5,334,010 of these notes into shares of the Company's common stock as explained in Note 9. There is no obligation on the part of the related parties to convert any additional portion of the outstanding balance on these notes.

As of December 31, 2004, the Company owed $6,672,519 pursuant to these agreements (included in Notes payable, related party). Although these advances are due on demand, the stockholder and parties related thereto agreed to not demand payment prior to January 1, 2006. Subsequent to December 31, 2004, as discussed in Note 17, the outstanding balances pertaining to these notes have been converted to equity.

Since the acquisition of EME, the Company is no longer experiencing negative operating cash flows. Working capital as of December 31, 2004 was $2.1 million and stockholders equity was $5.6 million. The Company generated a net income in the fourth quarter of 2004 of $1,096,136.

On March 30, 2005, the Company closed an agreement with Laurus Funds on a senior credit facility aggregating up to $8 million. The initial funding under this agreement was $6.6 million. Details of this arrangement are available on Form 8-K, filed with the Securities Exchange Commission on April 6, 2005.

As a result of the completion of the various undertakings of 2004, the acquisition of WESCO, the completion of the CAVD plant in Mobile, Alabama, the acquisition and reorganization of EME, and the subsequent financing in 2005, the Company does not anticipate any additional loans from the related parties referred to above.

During the twelve months ended December 31, 2004, the Company received $100,000 from PEPER Holdings, LLC (PEPER), for a License Contract providing PEPER to secure the exclusive territory of Ciudad Juarez, Chihuahua, Mexico for 18 months, and the city of Guadalajara, Jalisco, Mexico for 6 months. During this period, PEPER intends to initiate construction of Catalytic Activated Vacuum Distillation (CAVD) plants that process rubber tire chips into usable energy products. The period of the exclusivity allows for environmental, political, and financial details to be finalized by PEPER.

PEPER will purchase the plants from EFTI and own the plants. EFTI will receive a 15% royalty based on gross profit and a technical support contract for continuing services during the life of the plant. The plants will be built by Harmony, LLC, a Turner Industries company that built the operating plant in Mobile, Alabama

The Company has signed a Letter of Intent with EarthClean Energy ("ECE") to license territories in Canada and for the sale of a CAVD Reactor. The agreement with ECE is a license for three provinces in Canada: Ontario, Quebec and Alberta. Pursuant to the agreement, a nonrefundable license fee of $1,000,000 US will be paid to EFTI within one year. At the signing of the Formal License Contract, a 10% deposit for the purchase of the first plant will be made with the balance secured by a Letter of Credit. ECE will own 100% of the plants and EFTI will receive royalties for continued services during the contract period.

The Company has signed a Letter of Intent with San Vision Technology, Inc. ("SVT") to license the territory of Ocean City, New Jersey. At the signing of a contract for their first CAVD Reactor, 10% of the plant sale will be paid to EFTI with the balance secured by a Letter of Credit. SVT will own the CAVD Reactor(s) and EFTI will receive royalties for continued services during the contract period.

While management is confident that the above agreements will materialize, there can be no assurances.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

The obtaining of final agreements pursuant to these letters of intent requires, among other things, that the Company conclude contract(s) for the sale of the carbon by-product.

The agreement with Chateau Energy, Inc. for an exclusive license to a specific geographical area in southern California has expired. Chateau has not renewed this agreement at this time, as a carbon sales contract has not yet been obtained, and they were obligated for extensive permitting fees going forward. This agreement will be revisited upon the obtaining of a carbon sales contract.

3. Business combination and intangibles:

EME -- 2004

As discussed in Note 1, on August 20, 2004 the Company acquired 100% of the outstanding stock of EME in exchange for the issuance of 40,000,000 shares of the Company's common stock in a transaction accounted for as a purchase. Accordingly, the results of EME are included in the accompanying consolidated financial statements only from the acquisition date through December 31, 2004. The recorded cost of this acquisition was based upon the fair market value of the Company acquired based on an independent valuation. An intangible asset for goodwill has been recorded in the amount of $ 15,323,152. Generally accepted accounting principles do not allow the amortization of goodwill, but instead require an annual evaluation of the amount for impairment.

WESCO -- 2004

In January 2004, the Company acquired a 100% interest in World Environmental Solutions Company ("WESCO") through the issuance of 15,000,000 shares of stock and the assumption of $725,000 in obligations. The acquisition price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values. (The fair value of the stock was determined based on the trading price of the stock).

In connection with its acquisition of WESCO, the Company determined that $1.8 million of the acquisition price qualifies as purchased in-process research and development (principally associated with the Catalytic Activated Vacuum Distillation process), and as such, this amount was expensed as research and development expense on the acquisition date.

The fair values of assets acquired and liabilities assumed in connection with these acquisitions, which have been accounted for as purchases, are as follows:

                                                           EME         WESCO

      Cash                                            $ 3,174,317
      Accounts receivable                               7,464,139
      Costs and earnings in excess of billings          1,606,854
      Inventory                                         1,737,155
      Prepaid expenses and other current assets           652,328
      Property and equipment                            2,023,364   $   725,000
      Construction in process
      Goodwill                                         15,323,152
      Purchased in-process research and development                   1,800,000
      Other assets                                        390,289            --
                                                      -----------   -----------
      Total assets acquired                            32,371,598     2,525,000
      Less current liabilities assumed                 11,409,920       725,000
      Less long-term debt assumed                      14,694,678
                                                      -----------   -----------
                                                      $ 6,267,000   $ 1,800,000
                                                      ===========   ===========

Proforma results of operations for the years ended December 31, 2004 and 2003 as though these acquisitions had taken place at January 1, 2003 are as follows:

                                   Years Ended
                                   December 31,

                                2004            2003

      Revenue              $ 40,046,786    $ 48,513,910
                           ============    ============
      Net loss             $ (1,578,082)   $(11,098,583)
                           ============    ============
      Net loss per share   $       (.01)   $       (.06)
                           ============    ============

ATC - 2003

On December 30, 2003, the Company entered into an agreement to acquire customer contacts that comprises the business of Applied Tech Consulting, Inc. ("ATC").

Consideration for the purchase was as follows:

                                                     ATC

      Cash paid at closing                        $ 50,000
      Cash payment due March 2004                   50,000
      600,000 shares of restricted stock            42,900
                                                  --------
                                                  $142,900
                                                  ========

The purchase was allocated to goodwill. There were no tangible assets acquired.

Results of operations as if the acquisition had occurred on January 1, 2003 would not differ significantly from those reflected in the accompanying consolidated statements of operations. The goodwill associated with this acquisition was deemed to be impaired at December 31, 2004 and written off. The impairment charge of $142,900 is included in miscellaneous income (expense) in the accompanying 2004 consolidated statement of operations.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

4.  EME Bankruptcy and Plan of Reorganization Obligations

On May 29, 2003, ("Petition Date"), Electric Machinery Enterprises, Inc. (the "Debtor") filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida ("the Bankruptcy Court"). Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the Bankruptcy Code were stayed while the Debtor continued business operations as Debtor-In-Possession. These claims are reflected in the balance sheet as liabilities subject to compromise, and liabilities not subject to compromise.

The Plan of Reorganization (the "Plan") filed on behalf of Electric Machinery Enterprises, Inc. was confirmed by the Bankruptcy Court on December 9, 2004. The plan provides for the restructure of debt, and orderly discharge of pre-petition priority and administrative claims. The restructured obligations under the Plan as of December 31, 2004 consisted of the following:

Secured debt:
Line of credit bank loans secured by accounts receivable, inventory and equipment              $ 4,711,860
Mortgage and installment notes payable to bank, secured by real estate and vehicles              1,338,005
Administrative debt
Costs and legal expenses for the administration of the reorganization case                         229,922
Priority claims pre-petition
Federal and state priority tax claims                                                              124,622
Unsecured debt
75% of liability from settlement of lawsuit                                                      3,075,000
75% of pre-petition accounts payable                                                               819,209
                                                                                               -----------
                                                                                               $10,298,618
                                                                                               ===========

The Plan of Reorganization Obligations are included in the balance sheet in the following categories:

Current liabilities:
Liabilities subject to compromise                                                              $   500,000
Liabililties not subject to compromise                                                           1,850,000
Accounts payable and accrued expenses                                                              354,544
Liabilites subject to compromise - non current                                                   3,394,208
Liabilites not subject to compromise - non current                                               4,199,866
                                                                                               -----------
                                                                                               $10,298,618
                                                                                               ===========


On March 31, 2005, the Company took advantage of discounts available through the reorganization plan and closed on a new loan completely satisfying all obligations associated with the secured debt. The administrative debt and priority claims are to be paid out of normal operations and are anticipated to be paid within the year. The settlement amount of $3,075,000, included in unsecured debt can be paid off for $2,275,000 if paid within one year. The intent of management is to discount this amount further, and pay it off as quickly as possible. The pre-petition accounts payable require a $500,000 payment to the bankruptcy trustee in January 2005 with the balance paid off as quickly as possible; however there are no specific payment terms beyond this $500,000. The Company has made the January payment.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

5.  Contracts in Progress

Uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts                     $  21,954,396
Estimated earnings on uncompleted contracts                     5,795,021
                                                            -------------
                                                               27,749,417
Less billings to date                                         (27,810,713)
                                                            -------------
                                                            $     (61,296)
                                                            =============


The components of this amount are included on the balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts        $    986,269
Billings in excess of costs and estimated earnings on uncompleted contracts          (1,047,565)
                                                                                   ------------
                                                                                   $    (61,296)
                                                                                   ============


6.  Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2004:

Land                                            $     52,244
Buildings                                          1,267,139
Leasehold improvements                               825,429
Equipment                                          2,357,491
Vehicles                                           1,389,889
Furniture, fixtures and other                        127,850
                                                ------------
                                                   6,020,042
Less accumulated depreciation                     (3,924,689)
                                                ------------
                                                   2,095,353
                                                ------------
Construction in process                            2,245,137
                                                ------------
                                                $  4,340,490
                                                ============

Construction in process represents the costs of constructing the Company's first CAVD reactor in Mobile, Alabama. This reactor is anticipated to be placed in service in the second quarter of 2005.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

7.  Long Term Debt

Long-term debt consisted of the following at December 31, 2004:

Promissory note payable to vendor in lieu of payment on administrative Claim, no accrued interest; bi monthly     $    90,637
payments of $ 7,500, with final Payment of $ 25,638 by January 1, 2006
Installment notes payable to various banks and finance companies, monthly payments of approximately $8,157            182,046
including interest, from 5.33% to 15%, secured by equipment                                                       -----------

                                                                                                                      272,683
Less current maturities                                                                                              (151,898)
                                                                                                                  -----------
                                                                                                                  $   120,785
                                                                                                                  ===========


Future maturities of long-term debt are as follows:

Year ending December 31,
2005                                    $     151,898
2006                                           37,741
2007                                           30,359
2008                                           30,693
2009                                           21,992
                                        -------------
                                        $     272,683
                                        =============


8.  Income Taxes

Deferred tax assets and liabilities consist of the following at December 31, 2004:

                                                                                                             2004
Net operating loss carryover                                                                             $ 18,630,000
Timing difference associated with allowance for doubtful accounts, accrued expenses and other items         1,259,000
Deferred tax asset valuation allowance                                                                    (19,889,000)
                                                                                                         ------------
Deferred tax asset                                                                                                --
Deferred tax liability                                                                                            --
                                                                                                         ------------
Net                                                                                                      $        --
                                                                                                         ============

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

Income tax (expense) benefit consists of the following:

                                                                                    2004                2003

Current:                                                                       $         --          $         --
                                                                               ------------          ------------
Deferred:
Benefit of net operating loss carryover                                             884,000               545,000
Acquisition adjustment                                                            4,484,000
Change in deferred tax asset valuation allowance                                 (5,368,000)             (545,000)
                                                                               ------------          ------------
                                                                               $         --          $         --
                                                                               ============          ============


The expected income tax benefit at the statutory tax rate differed from income taxes in the accompanying financial statements of operations as follows:

                                                                  Percentage of loss before
                                                                        income taxes
Statutory tax rate                                                 35%                  35%
State tax, net of federal benefit                                   4%                   4%
Acquisition adjustment                                            198%                  --
Change in deferred tax asset valuation allowance                 (237)%                (39)%
                                                                -----                -----
Effective tax rate in accompanying statement of operations          0%                   0%
                                                                =====                =====


The Company has net operating loss carryovers of approximately $42,600,000 at December 31, 2004. The net operating loss carryovers principally expire from 2018 through 2024.

9.  Related party transactions:


Material related party transactions that have been entered into by the Company that are not otherwise in these notes are summarized below:

Notes payable, related parties consisting of two notes payable to an entity controlled by the Company's Chief Executive Officer (John Stanton) (also a principal stockholder) pursuant to revolving lines of credit secured by all of the assets of EarthFirst. Interest is at 10%. The amount outstanding at December 31, 2004, including interest was $6,672,519. The notes are payable on demand. Interest expense associated with notes payable, related party for the years ended December 31, 2004 and 2003 was $300,743 and $373,607, respectively. On February 4, 2004, $3,934,010 of amounts due under these notes were converted into 49,175,125 shares of the Company's common stock. On August 20, 2004, $1,400,000 of amounts due under these notes were converted into 10,000,001 shares of the Company's common stock. The conversion rate per share was determined under contracted terms based on a 20% discount of the closing bid price of the Company's common stock, 20 business days prior to the conversion notice.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

Accrued bonuses payable to a related party formerly affiliated with EME and now a current shareholder of EFTI, in the amount of $715,122 , are presented as current maturities of notes payable, related parties.

Also included in notes payable, related parties is a reimbursement due in the amount of $25,000.

The Company leases and rents the real property, building, and all other improvements located at 2515 E Hanna Avenue, Tampa, Florida 33610 from Hanna Properties Corp., a related party affiliated with the President of EME. This property consists of 29,680 sq. ft. of office space, 80,320 sq. ft. of warehouse space and 26,992 sq. ft. of garage and workshop space. Monthly rental including sales tax, but excluding real estate taxes and insurances is $52,133. This lease obligation was assumed pursuant to EME's reorganization plan for a period of two years, at which time EarthFirst has the option to re-evaluate. This location is the corporate headquarters of EarthFirst Technologies Incorporated and its subsidiaries.

10.  Stockholders equity:

On April 30, 2004, the Company filed Articles of Amendment to the Articles of Incorporation of EarthFirst Technologies Incorporated restating the authorized limit of common stock the Company may issue from 250,000,000 to 500,000,000 shares.

On January 26, 2004, the Company finalized a letter of understanding ("LOU") with World Environmental Solutions Company, LLC ("WESCO"), Harmony, LLC and Turner Industries ("Harmony/Turner") wherein the Company agreed to form a new LLC ("Holdings") to commercialize certain Solid Waste Technology. Pursuant to the LOU, Holdings agreed to fund $50,000 in engineering costs and provide management and expertise to create an operational plant. The agreement further specifies that Harmony, LLC and Turner Industries (Company whose Chairman is related to the President of the Company) agree to a cost plus construction contract to build the Solid Waste Remediation Plant discussed earlier as well as four additional plants in the near term with a total of 43 plants projected within a 5 year period.

On January 30, 2004, the Company and WESCO entered into a separate agreement whereby in exchange for 70% of Holdings (bringing the Company's ownership to 100% of this new joint venture holding company) the Company issued 15,000,000 shares of the Company's stock in exchange for certain solid waste technology owned by WESCO ("Solid Waste"). This transaction was valued at the common stock trading market value of $0.12 per share on the date of the agreement.

Future stock issuances to the principals of WESCO contemplated under the agreement are as follows:


        Upon sale of first 13 reactors               5 million common shares
        Upon sale of 13 additional reactors          5 million common shares

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

Stock Options:

In 2001, the Board of Directors approved the 2001 Equity Incentive Plan. The total number of shares to which options may be granted under the plan is 20,000,000 shares. Generally the option price is fixed at no less than 100% of the fair market value of the shares at the date the option is granted and expire on the earlier of three months after termination of employment or ten years from the date of grant.

A summary of the status of the Company's outstanding stock options as of December 31, 2004 and 2003, and the changes during the years ending on those dates, is presented below:

                                                                           Shares        Weighted
                                                                                          Average
                                                                                       Exercise Price
Options outstanding, January 1, 2003                                      9,330,000     $      .32
Options granted in 2003                                                         --              --
Options expired in 2003                                                     (80,000)           .28
                                                                         ----------     ----------
Options outstanding, December 31, 2003                                    9,250,000            .32
Options granted in 2004                                                         --              --
Options cancelled in 2004                                                (2,000,000)          1.00
                                                                         ----------     ----------
Options outstanding, December 31, 2004, all of which are exercisable      7,250,000     $      .13
                                                                         ==========     ==========

The following table summarizes information for options outstanding and exercisable at December 31, 2004.

                           Options Outstanding and Exercisable
Range of           Number            Weighted Avg.          Weighted Avg.
Prices                              Remaining Life          Exercise Price
$    .05-.21        7,250,000             5.76 years         $       .13
============       ==========             ==========         ===========

Weighted average grant date fair values are as follows:

                          Number of       Exercise    Grant date
                           Options          Price     fair value
Exercise price:
Equals market            6,783,800      $    .12       $    .12
Exceeds market             466,200      $    .21       $    .20
Less than market               --       $     --       $    --
                         ---------
                         7,250,000
                         =========

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

10.  Stockholders' equity - (continued):

Common stock warrants:

There were no warrants granted during 2004 or 2003. During 2004, warrants to acquire 3,800,000 shares of common stock at $.40 per share expired.

Stock issuances for services:

During 2003, the Company issued shares of unregistered common stock to settle certain disputes. The shares issued have been valued at prices that approximate trading prices at the time of settlement.

11.  Segment reporting:

Effective with the Company's acquisition of Electric Machinery Enterprises, Inc., the Company has identified its operating segments as research and development in the area of solid and liquid waste disposal, and contracting. Segment information for the twelve months ended December 31, 2004 is as follows:

                                           Waste Disposal   Contracting        Total
      Revenue                               $   140,000     $15,174,892     $15,314,892
      Cost of Sales                                          11,209,802      11,209,802
                                            -----------     -----------     -----------
      Gross Margin                              140,000       3,965,090       4,105,090

      Selling, General and Administrative     1,063,682       2,362,157       3,425,839
      Research and Development                2,474,949              --       2,474,949

12.  Retirement Plan

EME adopted a 401(k) savings plan effective January 1, 1997. The Plan covers all employees who are at least 18 years of age with one or more years of service. There were no discretionary contributions for the years ended December 31, 2004 or 2003.

13.  Employee Stock Ownership Plan and Trust

On December 12, 2004, Electric Machinery Enterprises, Inc. ("EME") terminated the EME Employee Stock Ownership Plan (the "Plan"). All employees who were not fully vested became 100% vested as of December 12, 2004. Participants of the Plan are to be distributed stock of EarthFirst Technologies, Inc. that is held in the EME Employee Stock Ownership Trust on their behalf. EME has no obligation for the repurchase of the stock distributed to the participants of the Plan because the shares are publicly traded and as such, there is a market available in which the participants may sell their shares.

14. Loss per common share:

The following table reconciles the numerators and denominators of the basic and diluted net loss per share computations.

                                                             Year Ended December 31,
                                                              2004             2003
                                                          ------------    ------------
      Net loss - (numerator)                                (2,266,989)     (1,436,194)
                                                          ============    ============
      Basic:
      Weighted average shares outstanding (denominator)    264,319,455     186,936,602
                                                          ------------    ------------
      Loss per common share - basic                       $      (0.01)   $      (0.01)
                                                          ============    ============
      Diluted:
      Weighted average shares outstanding                  264,319,455     186,936,602
      Effect of dilutive options                                    --              --
                                                          ------------    ------------
      Adjusted weighted average shares (denominator)       264,319,455     186,936,602
                                                          ------------    ------------
      Loss per common share - diluted                     $      (0.01)   $      (0.01)
                                                          ============    ============


The effects of all stock options have been excluded from Common Stock equivalents because their effect would be anti-dilutive.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

15.  Commitments and Contingencies
Lease obligations:

The Company leases vehicles and certain other pieces of office equipment under noncancellable operating leases for periods up to four years. In addition, the Company conducts its operations in a facility leased from a related corporation owned by stockholders of Electric Machinery Enterprises, Inc.

The total rent expense for the twelve months ended December 31, 2004 was approximately $247,709, of which approximately $228,012 was for the facility leased from a related corporation.

Approximate future minimum rentals on noncancellable leases at December 31, 2004 are as follows:

                Year ending December 31
                2005                        $   733,226
                2006                            732,868
                                            -----------
                                            $ 1,466,094
                                            ===========

Legal proceedings:

The Company is involved in litigation with Ruggero Maria Santilli ("Santilli"), The Institute for Basic Research, Inc. (IBR"), and Hadronic Press, Inc. ("Hadronic") concerning certain aspects of the Company's liquid waste technologies. The matters contemplated above will be referred to as the "Santilli Suit" and the "Hadronic Suit". Hadronic claims to own the intellectual property rights to one or more aspects of the Company's liquid waste technologies.

Management continues to believe that the Company owns all of the intellectual property rights necessary to commercialize and further develop its liquid and solid waste technologies without resorting to a license from any third parties.

During 2004, the Company has attempted to reach agreement with Santilli and his related parties to resolve the differences between the parties. As of this date, the parties are continuing their efforts to resolve their differences.

The litigation described above does not involve the technology the Company is developing in connection with its efforts for the processing of used automotive tires.

The Company is also involved in disputes with vendors for various alleged obligations associated with operations that were discontinued in prior years. Several disputes involve deficiency balances associated with lease obligations for equipment acquired by the Company for its contract manufacturing and BORS Lift operations that were discontinued during calendar 2000. The machinery and equipment associated with many of these obligations has been sold with the proceeds paid to the vendor or the equipment has been returned to the vendor. Several of the equipment leasing entities claim that balances on the leases are still owed.

The Florida Department of Revenue (the "DOR") has conducted an examination of the Company's Florida Sales and Use Tax Returns from its inception through June 30, 2001.

Included in the balance of Accrued expenses and other current liabilities is the Company's estimate of the amount at which the matters contemplated above will ultimately be resolved. Approximately $1.1 million of the balance is attributable to the disputed matters contemplated above.

             EARTHFIRST TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

16.  Quarterly information (unaudited):

                                              March             June           September         December
                                          --------------    ------------    --------------    ---------------
      2004
      Revenues                            $       15,000    $    115,000    $    3,376,936    $    11,807,956
      Net income (loss)                   $   (2,082,861)   $   (436,844)   $     (843,420)   $     1,096,136
      Earning (loss) per share, basic     $        (.009)   $      (.002)   $        (.003)   $          .004
      Earning (loss) per share, diluted   $        (.009)   $      (.002)   $        (.003)   $          .004

                                             March             June           September           December
                                          --------------    ------------    --------------    ---------------
      2003
      Revenues                            $        --       $        --     $        --       $        --
      Net income (loss)                   $  (333,919)      $  (427,971)    $  (477,029)      $  (497,275)
      Earning (loss) per share            $      (.00)      $     (0.00)    $      (.01)      $      (.00)

Note that EME was acquired August 20, 2004.

17.  Subsequent Events

Subsequent to December 31, 2004, the Company's principal shareholder converted the balance of related party debt to equity. This transaction was accomplished in March of 2005, and resulted in the issuance 189,393,210 restricted shares of common stock.

Subsequent to December 31, 2004, the Company completed the sale of the stock of EMEGC, a wholly owned subsidiary of EME. This transaction was consummated in March 2005. The sale price of $900,000 was applied directly to the balance outstanding to the secured creditor in EME's reorganization plan.

On March 31, 2005, the Company closed on a of senior credit facility aggregating up to eight million dollars. Detailed information regarding the structure of the funding is included in the Company's Form 8-K filing on April 6, 2005. The investor is New York based Laurus Master Fund, LTD, an institutional fund that specializes in direct investments to growing, small and micro-cap companies. The initial funding under the facility was approximately $6.6 million.

The Company plans to utilize approximately 50 percent of the facility to satisfy Plan of Reorganization obligations of its subsidiary, Electric Machinery Enterprises, Inc. The secured creditor has been completely satisfied through this financing. The remaining funds will be used for growth and working capital.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth an estimate of the costs and expenses payable by the Registrant in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

    Securities and Exchange Commission Registration Fee         $ 1,705.59
    Accounting Fees and Expenses                                $   10,000*
    Legal Fees and Expenses                                     $   45,000*
    Miscellaneous                                               $    5,000*
    Total                                                       $61,705.59*

*Estimated

ITEM 6. RECENT SALES OF UNREGISTERED SECURITIES

      To obtain funding for general corporate purposes we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which we sold convertible debt, an option and a warrant to purchase our common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold to Laurus include the following:

      o a secured convertible minimum borrowing note and a secured revolving note with an aggregate principal amount not to exceed $5,000,000;

      o a secured convertible term note with a principal amount of $3,000,000;

      o a common stock purchase warrant to purchase 11,162,790 shares of our common stock, at a purchase price of $0.23 for the first 5,581,395 shares and $0.28 for any additional shares, exercisable for a period of seven years; and

      o an option to purchase 24,570,668 shares of our common stock, at a purchase price equal to $0.01 per share, exercisable for a period of six years

      At the closing of the foregoing financing from Laurus, on March 31, 2005, we received $3,000,000 in connection with the convertible term note. In addition, we are permitted to borrow an amount based upon our eligible accounts receivable and inventory, pursuant to the convertible minimum borrowing note and the revolving note. Accordingly at the closing, we received an additional $3,600,000 for an aggregate of $6,600,000 in financing from Laurus.

ITEM 27. EXHIBITS

Exhibit        Description
-------        -----------
3.1            Articles of Amendment to Articles of Incorporation filed with the
               Florida Secretary of State on April 30, 2004 (*****)

3.2            By-Laws of the Company. (*)

3.3 Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on November 24, 1998. (**)

3.4 Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on March 30, 1999. (**)

3.5 Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on June 26, 2000. (***)

3.6 Articles of Amendment to Articles of Incorporation filed with the Florida Secretary of State on February 28, 2001. (***)

4.1 Security and Purchase Agreement, dated as of March 30, 2005, by and among Laurus Master Fund, Ltd. and EarthFirst Technologies, Incorporated. (****)

4.2 Security Agreement, dated as of March 30, 2005, between Laurus Master Fund, Ltd., EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc. (****)

4.3 Master Security Agreement, dated as of March 30, 2005, by EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., in favor of Laurus Master Fund, Ltd. (****)

4.4 Guaranty, dated as of March 30, 2005, by EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc., in favor of Laurus Master Fund, Ltd. (****)
4.5 Secured Revolving Note issued to Laurus Master Fund, Ltd., dated March 30, 2005. (****)

4.6 Secured Convertible Minimum Borrowing Note issued to Laurus Master Fund, Ltd., dated March 30, 2005. (****)

4.7 Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated March 30, 2005. (****)

4.8            Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd.
               (****)

4.9            Option issued to Laurus Master Fund, Ltd., dated March 30, 2005.
               (****)

4.10 Registration Rights Agreement, dated as of March 30, 2005, by and between Laurus Master Fund, Ltd. and EarthFirst Technologies, Incorporated. (****)

4.11 Stock Pledge Agreement, dated as of March 30, 2005, by and between Laurus Master Fund, Ltd., EarthFirst Technologies, Incorporated, Electric Machinery Enterprises, Inc., EarthFirst Resources, Inc., World Environmental Solutions Company, Inc., EarthFirst Investments, Inc., EM Enterprise Resources, Inc. and EME Modular Structures, Inc. (****)

21.1           Subsidiaries of the small business issuer+

5.1            Opinion of Sichenzia Ross Friedman Ference LLP+

23.1           Consent of Sichenzia Ross Friedman Ference LLP (contained in
               Exhibit 5.1).

23.2           Consent of Aidman, Piser & Company, P.A. +

24.1           Power of Attorney (included on signature page).

* Previously filed as Exhibits to, and incorporated by reference from, the Registrant's 1997 Form 10-KSB on March 11, 1998.

** Previously filed as Exhibits to, and incorporated by reference from, the Registrant's 1999 Form 10-KSB on May 12, 2000.

*** Previously filed as Exhibits to, and incorporated by reference from, the Registrant's 2000 Form 10-KSB on April 16, 2001. **** Previously filed as Exhibits to, and incorporated by reference from, the Registrant's Form 8-K on April 6, 2005.

***** Previously filed as Exhibits to, and incorporated by reference from, the Registrant's 2004 Form 10-KSB on April 15, 2005.

+     Filed herewith.

ITEM 28. UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 25th day of May 2005.

                                   EARTHFIRST TECHNOLOGIES, INCORPORATED

                                   By: /s/ Leon Toups
                                       -------------------------------------
                                       Leon Toups
                                       Chief Executive Officer and President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leon Toups his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                                     Date
/s/ Leon Toups                    Chief Executive Officer and President     May 27, 2005
-----------------------------
Leon Toups

/s/ Frank W. Barker, Jr           Chief Financial Officer                   May 27, 2005
-----------------------------
Frank W. Barker, Jr

/s/ John Stanton                  Chairman of the Board of Directors        May 27, 2005
-----------------------------
John Stanton

/s/ Jaime Jurado                  Vice Chairman of the Board of Directors   May 27, 2005
-----------------------------
Jaime Jurado

/s/ Nicholas R. Tomassetti        Director                                  May 27, 2005
-----------------------------
Nicholas R. Tomassetti

/s/ Dr. David E. Crow             Director                                  May 27, 2005
-----------------------------
Dr. David E. Crow
